UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934
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☐      Soliciting Material Pursuant to §240.14a-12
SERVICENOW, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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April 22, 2013

To Our Stockholders,

You are cordially invited to attend the 2013 Annual Meeting of Stockholders of ServiceNow, Inc. The meeting will be held at the Santa Clara Marriott, located at 2700 Mission College Boulevard, Santa Clara, California, 95054, on Thursday, June 6, 2013 at 12:00 p.m. (Pacific Time).

Under the Securities and Exchange Commission rules that allow companies to furnish proxy materials to stockholders over the Internet, we have elected to deliver our proxy materials to our stockholders over the Internet. We believe that this delivery process reduces our environmental impact and lowers the costs of printing and distributing our proxy materials without adversely impacting our stockholders’ timely access to this important information. On or about April 26, 2013, we expect to mail to our stockholders a Notice Regarding Availability of Proxy Materials (the “Notice of Internet Availability”) containing instructions on how to access our proxy statement for our 2013 Annual Meeting of Stockholders and 2012 annual report to stockholders. The Notice of Internet Availability also provides instructions on how to vote by mail or through the Internet and includes instructions on how to receive a paper copy of the proxy materials by mail.

The matters to be acted upon are described in the accompanying notice of annual meeting and proxy statement.

Please use this opportunity to take part in our company’s affairs by voting on the business to come before the meeting. Whether or not you plan to attend the meeting, please vote on the Internet or by telephone or request, sign and return a proxy card to ensure your representation at the meeting. Your vote is important.

We hope to see you at the meeting.

Sincerely,
Frank Slootman
President and Chief Executive Officer

SERVICENOW, INC.
4810 Eastgate Mall
San Diego, California 92121

________________
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
________________
To Our Stockholders:

NOTICE IS HEREBY GIVEN that the 2013 Annual Meeting of Stockholders of ServiceNow, Inc. will be held on Thursday, June 6, 2013, at 12:00 p.m. (Pacific Time) at the Santa Clara Marriott, located at 2700 Mission College Boulevard, Santa Clara, California, 95054.

We are holding the meeting for the following purposes, which are more fully described in the accompanying proxy statement:

1.    To elect three Class I directors of ServiceNow, Inc. each to serve until the third annual meeting of stockholders following this meeting and until his or her successor has been elected and qualified or until his or her earlier resignation or removal.

2.     To re-approve ServiceNow’s 2012 Equity Incentive Plan for purposes of complying with Section 162(m) of the Internal Revenue Code.

3.    To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2013.

In addition, stockholders may be asked to consider and vote upon such other business as may properly come before the meeting or any adjournment or postponement thereof.

Only stockholders of record at the close of business on April 8, 2013 are entitled to notice of, and to vote at, the meeting and any adjournments thereof. For ten days prior to the meeting, a complete list of the stockholders entitled to vote at the meeting will be available during ordinary business hours at our San Diego and Santa Clara offices for examination by any stockholder for any purpose relating to the meeting.

Your vote as a ServiceNow, Inc. stockholder is very important. Each share of stock that you own represents one vote. For questions regarding your stock ownership, if you are a registered holder, you can contact our transfer agent, Computershare, through their website at www.computershare.com or by phone at (877) 373-6374.

By Order of the Board of Directors,
Robert Specker
General Counsel and Secretary
San Jose, California
April 22, 2013

Whether or not you expect to attend the meeting, we encourage you to read the proxy statement and vote by telephone or through the Internet or request and submit your proxy card as soon as possible, so that your shares may be represented at the meeting. For specific instructions on how to vote your shares, please refer to the section entitled “General Information About the Meeting” beginning on page 1 of the proxy statement and the instructions on the enclosed Notice Regarding Availability of Proxy Materials.

SERVICENOW INC.

PROXY STATEMENT FOR 2013 ANNUAL MEETING OF STOCKHOLDERS

i

SERVICENOW, INC.
4810 Eastgate Mall
San Diego, California 92121
________________
PROXY STATEMENT FOR THE 2013 ANNUAL MEETING OF STOCKHOLDERS

________________
April 22, 2013

Information About Solicitation and Voting

The accompanying proxy is solicited on behalf of ServiceNow, Inc.’s board of directors for use at ServiceNow’s 2013 Annual Meeting of Stockholders (the “meeting”) to be held at the Santa Clara Marriott, located at 2700 Mission College Boulevard, Santa Clara, California, 95054, on Thursday, June 6, 2013, at 12:00 p.m. (Pacific Time), and any adjournment or postponement thereof.

Internet Availability of Proxy Materials

Under rules adopted by the U.S. Securities and Exchange Commission (the “SEC”), we are furnishing proxy materials to our stockholders via the Internet instead of mailing printed copies of those materials to each stockholder. On or about April 26, 2013, we expect to send to our stockholders a Notice Regarding Availability of Proxy Materials (“Notice of Internet Availability”) containing instructions on how to access our proxy materials, including our proxy statement and our annual report. The Notice of Internet Availability also provides instructions on how to vote by mail or through the Internet and includes instructions on how to receive a paper copy of the proxy materials by mail.

This process is designed to reduce our environmental impact and lowers the costs of printing and distributing our proxy materials without adversely impacting our stockholders’ timely access to this important information. However, if you would prefer to receive printed proxy materials, please follow the instructions included in the Notice of Internet Availability.

General Information About the Meeting

Purpose of the Meeting

At the meeting, stockholders will act upon the proposals described in this proxy statement and any other matters properly brought before the meeting. In addition, following the meeting, management will respond to questions from stockholders.

Record Date; Quorum

Only holders of record of common stock at the close of business on April 8, 2013, the record date, will be entitled to vote at the meeting. At the close of business on April 8, 2013, we had 133,096,001 shares of common stock outstanding and entitled to vote. The holders of a majority of the voting power of the shares of stock entitled to vote at the meeting as of the record date must be present at the meeting in order to hold the meeting and conduct business. This presence is called a quorum. Your shares are counted as present at the meeting if you are present and vote in person at the meeting or if you have properly submitted a proxy.

Voting Rights; Required Vote

Each holder of shares of common stock is entitled to one vote for each share of common stock held as of the close of business on April 8, 2013, the record date. You may vote all shares owned by you as of April 8, 2013, including (1) shares held directly in your name as the stockholder of record, and (2) shares held for you as the beneficial owner in street name through a broker, bank, trustee, or other nominee.

Stockholder of Record: Shares Registered in Your Name. If on April 8, 2013 your shares were registered directly in your name with our transfer agent, Computershare, then you are considered the stockholder of record with respect to those shares. As a stockholder of record, you may vote at the meeting or vote by telephone, through the Internet, or if you request or receive paper proxy materials by mail, by filling out and returning the proxy card.

Beneficial Owner: Shares Registered in the Name of a Broker or Nominee. If on April 8, 2013 your shares were held in an account with a brokerage firm, bank or other nominee, then you are the beneficial owner of the shares held in street name. As a beneficial owner, you have the right to direct your nominee on how to vote the shares held in your account. However, the organization that holds your shares is considered the stockholder of record for purposes of voting at the meeting. Because you are not the stockholder of record, you may not vote your shares at the meeting unless you request and obtain a valid proxy from the organization that holds your shares giving you the right to vote the shares at the meeting.

Each director will be elected by a plurality of the votes cast, which means that the three individuals nominated for election to the Board of Directors at the meeting receiving the highest number of “FOR” votes will be elected. You may either vote “FOR” all of the nominees or “WITHHOLD” your vote with respect to any or all of the nominees. The affirmative vote of a majority of shares entitled to vote that are present in person or by proxy is required to approve Proposals 2 and 3. Abstentions (shares present at the meeting and voted “ABSTAIN”) will have the same effect as negative votes on these proposals because they represent votes that are present but not cast. Broker non-votes occur when a broker, bank or other nominee holding shares for a beneficial owner does not vote on a particular matter because such broker, bank or other nominee does not have discretionary authority to vote on that matter and has not received voting instructions from the beneficial owner. Brokers, banks and other nominees typically do not have discretionary authority to vote on non-routine matters such as Proposals 1 and 2.

Broker non-votes are counted for purposes of determining whether a quorum is present, and have no effect on the outcome of the matters voted upon. Note that if you are a beneficial holder and do not provide specific voting instructions to your broker, the broker that holds your shares will not be authorized to vote on the election of directors. Accordingly, we encourage you to provide voting instructions to your broker, whether or not you plan to attend the meeting.

Recommendations of the Board of Directors on Each of the Proposals Scheduled to be Voted on at the Meeting

The board of directors recommends that you vote FOR all of the Class I directors named in this proxy statement (Proposal 1), FOR the re-approval of the 2012 Equity Incentive Plan for purposes of complying with Section 162(m) of the Internal Revenue Code (Proposal 2) and FOR the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2013 (Proposal 3).

Voting Instructions; Voting of Proxies

If you are a stockholder of record, you may:

•	vote in person - we will provide a ballot to stockholders who attend the meeting and wish to vote in person;

•	vote via telephone or via the Internet - in order to do so, please follow the instructions shown on your Notice of Internet Availability or proxy card; or

•	vote by mail - if you request or receive a paper proxy card and voting instructions by mail, simply complete, sign and date the enclosed proxy card and return it in the envelope provided.

Votes submitted by telephone or through the Internet or by mail must be received by 11:59 p.m., Pacific Time, on June 5, 2013. Submitting your proxy (whether by telephone, through the Internet or by mail if you request or received a paper proxy card) will not affect your right to vote in person should you decide to attend the meeting.   If you are not the stockholder of record, please refer to the voting instructions provided by your nominee to direct it how to vote your shares. You may either vote “FOR” all of the nominees to the board of directors, or you may withhold your vote from any or all of the nominees you specify. For Proposals 2 and 3, you may vote “FOR” or “AGAINST” or “ABSTAIN” from voting. Your vote is important. Whether or not you plan to attend the meeting, we urge you to vote by proxy to ensure that your vote is counted.

All proxies will be voted in accordance with the instructions specified on the proxy card. If you sign a physical proxy card and return it without instructions as to how your shares should be voted on a particular proposal at the meeting, your shares will be voted in accordance with the recommendations of our board of directors stated above.

If you received a Notice of Internet Availability, please follow the instructions included on the notice on how to access your proxy card and vote through the Internet. If you do not vote and you hold your shares in street name, and your broker does not have discretionary power to vote your shares, your shares may constitute “broker non-votes” (as described above) and will not be counted in determining the number of shares necessary for approval of the proposals. However, shares that constitute broker non-votes will be counted for the purpose of establishing a quorum for the meeting.

If you receive more than one proxy card or Notice of Internet Availability, your shares are registered in more than one name or are registered in different accounts. To make certain all of your shares are voted, please follow the instructions included on the Notice of Internet Availability on how to access each proxy card and vote each proxy card through the Internet. If you requested or received paper proxy materials by mail, please complete, sign and return each proxy card to ensure that all of your shares are voted.

Expenses of Soliciting Proxies

The expenses of soliciting proxies will be paid by ServiceNow. Following the original mailing of the soliciting materials, ServiceNow and its agents may solicit proxies by mail, electronic mail, telephone, facsimile, by other similar means, or in person. Our directors, officers, and other employees, without additional compensation, may solicit proxies personally or in writing, by telephone, e-mail, or otherwise. Following the original mailing of the soliciting materials, ServiceNow will request brokers, custodians, nominees and other record holders to forward copies of the soliciting materials to persons for whom they hold shares and to request authority for the exercise of proxies. In such cases, ServiceNow, upon the request of the record holders, will reimburse such holders for their reasonable expenses. If you choose to access the proxy materials and/or vote through the Internet, you are responsible for any Internet access charges you may incur.

Revocability of Proxies

A stockholder of record who has given a proxy may revoke it at any time before it is exercised at the meeting by:

•	delivering to the Corporate Secretary of ServiceNow (by any means, including facsimile) a written notice stating that the proxy is revoked;

•	signing and delivering a proxy bearing a later date;

•	voting again by telephone or through the Internet; or

•	attending and voting at the meeting (although attendance at the meeting will not, by itself, revoke a proxy).

Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to revoke a proxy, you must contact that firm to revoke any prior voting instructions.

Electronic Access to the Proxy Materials

The Notice of Internet Availability will provide you with instructions regarding how to:

•	view our proxy materials for the meeting through the Internet; and

•	instruct us to send our future proxy materials to you electronically by email.

Choosing to receive your future proxy materials by email will reduce the impact of our annual meetings of stockholders on the environment and lower the costs of printing and distributing our proxy materials. If you choose to receive future proxy materials by email, you will receive an email next year with instructions containing a link to those materials and a link to the proxy voting site. Your election to receive proxy materials by email will remain in effect until you terminate it.

Voting Results

Voting results will be tabulated and certified by the inspector of elections appointed for the meeting. The preliminary voting results will be announced at the meeting. The final results will be tallied by the inspector of elections and filed with the SEC in a current report on Form 8-K within four business days of the meeting.

CORPORATE GOVERNANCE STANDARDS AND DIRECTOR INDEPENDENCE

ServiceNow is strongly committed to good corporate governance practices. These practices provide an important framework within which our board of directors and management can pursue our strategic objectives for the benefit of our stockholders.

Corporate Governance Guidelines

Our board of directors has adopted Corporate Governance Guidelines that set forth expectations for directors, director independence standards, board committee structure and functions, requirements for director continuing education, and other policies for the governance of the company. Our Corporate Governance Guidelines are available on the Investor Relations section of our website, which is located at http://investors.servicenow.com, by clicking on “Corporate Governance,” under “Governance Documents.” The Corporate Governance Guidelines are reviewed at least annually by our nominating and corporate governance committee, and changes are recommended to our board of directors to respond to changes in regulations and generally accepted practices.

Board Leadership Structure

Our Corporate Governance Guidelines provide that our board of directors shall be free to choose its chairman in any way that it considers in the best interests of our company, and that the nominating and corporate governance committee shall periodically consider the leadership structure of our board of directors and make such recommendations related thereto to the board of directors as the nominating and corporate governance committee deems appropriate. Our Corporate Governance Guidelines also provide that, when the positions of chairman and chief executive officer are held by the same person, the independent directors shall designate a “lead independent director.” The responsibilities of the chairman or the lead independent director include: setting the agenda for each meeting of our board directors, in consultation with our chief executive officer; being available, under appropriate circumstances, for consultation and direct communication with stockholders; and facilitating communication between all directors and management.

Our board of directors has an independent chairman, Mr. Barber. We believe that separation of the positions of chairman and chief executive officer reinforces the independence of our board of directors in its oversight of our business and affairs. In addition, we believe that having an independent board chairman creates an environment that is more conducive to objective evaluation and oversight of management’s performance, increasing management accountability and improving the ability of our board of directors to monitor whether management’s actions are in the best interests of our company and stockholders. As a result, we believe that having an independent board chairman enhances the effectiveness of the board of directors as a whole.

Role of the Board in Risk Oversight

One of the key functions of our board of directors is informed oversight of our risk management process. Our board of directors does not have a standing risk management committee, but rather administers this oversight function directly as a whole, as well as through various standing committees of our board of directors that address risks inherent in their respective areas of oversight. In particular, our board of directors is responsible for monitoring and assessing strategic and operational risks and the steps management has taken to monitor and control these exposures. Our audit committee has the responsibility to consider and discuss Company guidelines, policies and internal controls that govern the process by which risk assessment and management are undertaken. The audit committee also provides oversight of our major financial and reporting risks and the steps our management has taken to monitor and control these exposures, and monitors compliance with legal and regulatory requirements. Our leadership development and compensation committee assesses and monitors whether any of our compensation policies and programs have the potential to encourage excessive risk-taking and assesses risks related to leadership succession.

Independence of Directors

Our board of directors determines the independence of our directors by applying the independence principles and standards established by the New York Stock Exchange, or NYSE. Such standards provide that a director is independent only if the board affirmatively determines that the director has no direct or indirect material relationship with our company. They also specify various relationships that preclude a determination of director independence. Material relationships may include commercial, industrial, consulting, legal, accounting, charitable, family and other business, professional and personal relationships.

Applying these standards, the board annually reviews the independence of the company’s directors, taking into account all relevant facts and circumstances. In its most recent review, the board considered, among other things, the relationships that each non-employee director has with our company and all other facts and circumstances our board of directors deemed relevant in determining their independence, including the beneficial ownership of our capital stock by each non-employee director.

Based upon this review, our board of directors has determined that the following director nominee and members of our board of directors are currently independent as determined under the rules of the NYSE:

Paul V. Barber Ronald E. F. Codd Douglas M. Leone	Jeffrey A. Miller Charles E. Noell, III William L. Strauss

Committees of Our Board of Directors

Our board of directors has established an audit committee, a leadership development and compensation committee (the "compensation committee") and a nominating and corporate governance committee (the "nominating and governance committee"). The composition and responsibilities of each committee are described below. Copies of the charters for each committee are available, without charge, upon request in writing to ServiceNow, Inc., 4810 Eastgate Mall, San Diego, California 92121, Attn: General Counsel or by clicking on “Corporate Governance” in the investor relations section of our website, http://investors.servicenow.com. Members serve on these committees until their resignations or until otherwise determined by our board of directors.

Audit Committee

Our audit committee is comprised of Mr. Codd, who is the chair of the audit committee, and Messrs. Miller and Strauss. The composition of our audit committee meets the requirements for independence under the current NYSE and SEC rules and regulations. Each member of our audit committee is financially literate as required by current NYSE listing standards. In addition, our board of directors has determined that Mr. Codd is an “audit committee financial expert” as defined in Item 407(d)(5)(ii) of Regulation S-K promulgated under the Securities Act. The designation does not impose on Mr. Codd any duties, obligations or liabilities that are greater than are generally imposed on any other member of our audit committee and our board of directors. Our audit committee, among other things:

•	selects a qualified firm to serve as the independent registered public accounting firm to audit our financial statements;

•	helps to ensure the independence and performance of, and oversees our company's relationship with, the independent registered public accounting firm;

•
discusses the plan, staffing and scope of the audit with the independent registered public accounting firm, and reviews, with management and the independent accountants, our interim and year-end operating results and audit results;

•	develops procedures for employees to submit concerns anonymously about questionable accounting or audit matters;

•	considers the adequacy of our internal accounting controls, internal audit function and audit procedures; and

•
approves (or, as permitted, pre-approves) all audit and all permissible non-audit services, other than de minimis non‑audit services, to be performed by the independent registered public accounting firm.

Leadership Development and Compensation Committee

Our compensation committee is comprised of Mr. Miller, who is the chair of the leadership development and compensation committee, and Messrs. Barber and Leone. The composition of our compensation committee meets the requirements for independence under current NYSE and SEC rules and regulations. Each member of this committee is a non-employee director, as defined pursuant to

Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended, and an outside director, as defined pursuant to Section 162(m) of the Internal Revenue Code. The purpose of our compensation committee is to discharge the responsibilities of our board of directors relating to compensation of our executive officers. Our compensation committee, among other things:

•	reviews, approves, or recommends that our board of directors approve, the compensation of our executive officers;

•	reviews and recommends to our board of directors the compensation of our directors;

•	reviews and approves the terms of any material agreements with our executive officers;

•	administers our stock and equity incentive plans;

•	reviews and makes recommendations to our board of directors with respect to incentive compensation and equity plans; and

•	establishes and reviews our overall compensation philosophy.

At least annually, our compensation committee reviews and approves our executive compensation strategy and principles to confirm that they are aligned with our business strategy and objectives, and stockholder interests. The compensation committee, subject to approval by our board of directors, has the exclusive authority and responsibility to determine all aspects of executive compensation packages for executive officers and makes recommendations to our board of directors regarding the compensation of non-employee directors. Under its charter, our compensation committee has the authority to retain outside counsel or other advisors. Pursuant to that authority, the compensation committee engaged an independent compensation consultant, Compensia, Inc. (“Compensia”), to evaluate our executive compensation levels and practices and to provide advice and ongoing recommendations on executive compensation matters for fiscal 2013. The compensation committee retains and does not delegate any of its power to determine all matters of executive compensation and benefits, although the chief executive officer and the Human Resources Department present compensation and benefit proposals to the compensation committee. Compensia representatives meet informally with the chair of our compensation committee and regularly with our compensation committee during its regular meetings, including in executive sessions from time to time without any members of management present. Compensia works directly with our compensation committee (and not on behalf of management) to assist our compensation committee in satisfying its responsibilities and will undertake no projects for management without our compensation committee's approval.

With the assistance of Compensia, our compensation committee generally reviews executive officer compensation, including base salary levels, and the target levels for variable cash and any equity incentive awards, following the end of each fiscal year and at the recommendation of our chief executive officer. In connection with this review, our compensation committee considers any input that it may receive from our chief executive officer (with respect to executive officers other than himself) to evaluate the performance of each executive officer and sets each executive officer's total target cash compensation for the current year. Our chief executive officer does not participate in the deliberations regarding the setting of his own compensation by our compensation committee other than those establishing, in consultation with our compensation committee, the company performance objectives for all executive officer participants under our general bonus plan.

Nominating and Corporate Governance Committee

Our nominating and governance committee is comprised of Mr. Strauss, who is the chair of the nominating and governance committee, and Messrs. Codd and Noell. The composition of our nominating and governance committee meets the requirements for independence under the current NYSE and SEC rules and regulations. Our nominating and governance committee, among other things:

•	identifies, evaluates and recommends nominees to our board of directors and committees of our board of directors;

•	conducts searches for appropriate directors;

•	evaluates the performance of our board of directors and board committees;

•	considers and makes recommendations to our board of directors regarding the composition of our board of directors and its committees;

•	reviews conflicts of interest and proposed waivers of the code of conduct;

•	reviews developments in corporate governance practices; and

•	evaluates the adequacy of our corporate governance practices and reporting.

The charters of our audit, compensation and nominating and governance committees are posted on our website.

Compensation Committee Interlocks and Insider Participation

The members of our compensation committee during 2012 were Messrs. Barber, Leone and Miller. None of the members of our compensation committee in 2012 was at any time during 2012 or at any other time an officer or employee of ServiceNow or any of its subsidiaries, and none had or have any relationships with ServiceNow that are required to be disclosed under Item 404 of Regulation S-K. None of our executive officers has served as a member of the board of directors, or as a member of the compensation or similar committee, of any entity that has one or more executive officers who served on our board of directors or compensation committee during 2012.

Board and Committee Meetings and Attendance

The board of directors is responsible for the oversight of management and the strategy of our company and for establishing broad corporate policies. The board of directors meets periodically during the fiscal year to review significant developments affecting us and to act on matters requiring the approval of our board of directors. The board of directors held 8 meetings during 2012, and also acted by unanimous written consent, the audit committee held 9 meetings, the compensation committee held 6 meetings and also acted by unanimous written consent, and the nominating and governance committee held 3 meetings. During 2012, each member of the board of directors participated in at least 75% of the aggregate of all meetings of the board of directors and meetings of committees on which such member served, that were held during the period in which such director served during 2012.

Board Attendance at Annual Stockholders’ Meeting

It is our policy that directors are invited and encouraged to attend the annual meeting of stockholders in person or by telephone or video conference call. We completed our initial public offering in July 2012 and did not have an annual meeting of our stockholders in 2012.

Presiding Director of Non-Employee Director Meetings

The non-employee directors meet in regularly scheduled executive sessions without management to promote open and honest discussion. Our chairman, currently Mr. Barber, is the presiding director at these meetings.

Code of Business Conduct and Ethics

We have adopted codes of business conduct and ethics that applies to all of our board members, officers and employees. Our Code of Business Conduct and Ethics is posted on the investor relations section of our website located at http://investors.servicenow.com, by clicking on “Corporate Governance.” Any amendments or waivers of our Code of Business Conduct and Ethics pertaining to a member of our Board or one of our executive officers will be disclosed on our website at the above-referenced address.

STOCKHOLDER COMMUNICATIONS

Any stockholder wishing to communicate with our board of directors may write to the board at Board of Directors, c/o ServiceNow, Inc., 4810 Eastgate Mall, San Diego, California 92121 or send an email to ir@servicenow.com. Our Corporate Secretary will forward these letters and emails directly to the board of directors. Stockholders may indicate in their letters and email messages if their communication is intended to be provided to certain director(s) only. We reserve the right not to forward to the board of directors any abusive, threatening or otherwise inappropriate materials.

NOMINATIONS PROCESS AND DIRECTOR QUALIFICATIONS

Nomination to the Board of Directors

Candidates for nomination to our board of directors are selected by our board of directors based on the recommendation of the nominating and corporate governance committee in accordance with the committee's charter, our certificate of incorporation and bylaws, our Corporate Governance Guidelines, and the criteria adopted by the board of directors regarding director candidate qualifications. In recommending candidates for nomination, the nominating and corporate governance committee considers candidates recommended by directors, officers, employees, stockholders and others, using the same criteria to evaluate all candidates. Evaluations of candidates generally involve a review of background materials, internal discussions and interviews with selected candidates as appropriate and, in addition, the committee may engage consultants or third-party search firms to assist in identifying and evaluating potential nominees.

Policy Regarding Stockholder Nominations. The nominating and governance committee considers stockholder recommendations for director candidates. The nominating and governance committee has established the following procedure for stockholders to submit director nominee recommendations:

•	Our bylaws establish procedures pursuant to which a stockholder may nominate a person for election to the board of directors.

•
If a stockholder would like to recommend a director candidate for the next annual meeting, he or she must submit the recommendations by mail to our Corporate Secretary at our principal executive offices, not less than 75 or more than 105 days prior to the first anniversary of the previous year's annual meeting.

•
Recommendations for a director candidate must be accompanied by all information relating to such person as would be required to be disclosed in solicitations of proxies for election of such nominee as a director pursuant to Regulation 14A under the Securities Exchange Act of 1934, including such person's written consent to being named in the proxy statement as a nominee and to serve as a director if elected.

•
The nominating and governance committee considers nominees based on our need to fill vacancies or to expand the board, and also considers our need to fill particular roles on the board or committees thereof (e.g. independent director, Audit Committee financial expert, etc.).

•	The nominating and governance committee evaluates candidates in accordance with its charter and policies regarding director qualifications, qualities and skills discussed above.

Director Qualifications

The goal of the nominating and governance committee is to ensure that our board of directors possesses a variety of perspectives and skills derived from high-quality business and professional experience. The nominating and governance committee seeks to achieve a balance of knowledge, experience and capability on our board of directors. To this end, the nominating and governance committee seeks nominees on the basis of, among other things, independence, integrity, skills, financial and other expertise, breadth of experience, knowledge about our business or industry and willingness and ability to devote adequate time and effort to board responsibilities in the context of the existing composition, other areas that are expected to contribute to the Board’s overall effectiveness and needs of the board of directors and its committees. Although the nominating and governance committee uses these and other criteria to evaluate potential nominees, we have no stated minimum criteria for nominees. In addition, while the nominating and governance committee does not have a formal policy with respect to diversity, the nominating and governance committee values members who represent diverse viewpoints. The nominating and governance committee does not use different standards to evaluate nominees depending on whether they are proposed by our directors and management or by our stockholders. When appropriate, the nominating and governance committee may retain executive recruitment firms to assist it in identifying suitable candidates. After its evaluation of potential nominees, the nominating and governance committee submits its chosen nominees to the board of directors for approval. The brief biographical description of each director set forth in Proposal 1 below includes the primary individual experience, qualifications, attributes and skills of each of our directors that led to the conclusion that each director should serve as a member of our board of directors at this time.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

Our board of directors currently consists of eight directors and is divided into three classes with each class serving for three years, and with the terms of office of the respective classes expiring in successive years. Directors in Class I will stand for election at this meeting. The terms of office of directors in Class II and Class III do not expire until the annual meetings of stockholders held in 2014 and 2015, respectively. At the recommendation of our nominating and corporate governance committee, our board of directors proposes that each of the three Class I nominees named below be elected as a Class I director for a three-year term expiring at the 2016 Annual Meeting of Stockholders and until such director’s successor is duly elected and qualified or until such director’s earlier resignation or removal.

Shares represented by proxies will be voted “FOR” the election of each of the three nominees named below, unless the proxy is marked to withhold authority to so vote. If any nominee for any reason is unable to serve or will not serve, the proxies may be voted for such substitute nominee as the proxy holder might determine. Each nominee has consented to being named in this proxy statement and to serve if elected.

There are no familial relationships among our directors and officers.

Information Regarding Nominees and Continuing Directors

Nominees to the Board of Directors

The nominees, and their ages, occupations and length of board service as of March 31, 2013, are provided in the table below. Additional biographical descriptions of each nominee are set forth in the text below the table. These descriptions include the primary individual experience, qualifications, qualities and skills of each of our nominees that led to the conclusion that each director should serve as a member of our board of directors at this time.

Name of Director/Nominee	Age	Principal Occupation	Director Since
Paul V. Barber(2)	51	Managing General Partner of JMI Equity	June 2005
Ronald E. F. Codd(1)(3)	57	Consultant; Former Chief Executive Officer of Momentum Business Applications, Inc.	February 2012
Frank Slootman	54	Chief Executive Officer of ServiceNow, Inc.	May 2011

(1)	Member of the audit committee

(2)	Member of the compensation committee and chairman of the board

(3)	Member of the nominating and governance committee

Paul V. Barber has served on our board of directors since June 2005. In November 1998, Mr. Barber joined JMI Equity, a venture capital firm, where he now serves as a Managing General Partner. Mr. Barber also serves on the boards of directors of several private companies. From 1990 to 1998, Mr. Barber was the Managing Director and Head of the Software Investment Banking Practice at Alex. Brown & Sons. Mr. Barber received an A.B. in Economics from Stanford University and an M.B.A. from the Harvard Business School. Our board believes that Mr. Barber's management experience and his service on other boards of directors in the information technology industry, including his experience in finance, give him the breadth of knowledge and valuable understanding of our industry, which qualify him to serve as a member of our board of directors.

Ronald E. F. Codd has served on our board of directors since February 2012. Mr. Codd has been an independent business consultant since April 2002. From January 1999 to April 2002, Mr. Codd served as President, Chief Executive Officer and a director of Momentum Business Applications, Inc., an enterprise software company. From September 1991 to December 1998, Mr. Codd served as Senior Vice President of Finance and Administration and Chief Financial Officer of PeopleSoft, Inc. Mr. Codd presently serves on the board of directors of four private companies: DROBO, Inc., FireEve, Inc., Rocket Fuel, Inc. and Veeva Systems, Inc. Mr. Codd previously served on numerous information technology boards including most recently DemandTec, Inc., Interwoven, Inc. and Data Domain, Inc. Mr. Codd holds a B.S. in Accounting from the University of California, Berkeley and an M.M. in Finance and M.I.S. from the Kellogg

Graduate School of Management at Northwestern University. Mr. Codd is also a member of the adjunct faculty at Golden Gate University in San Francisco, California. Our board believes that Mr. Codd's management experience and his software industry experience, including his experience in finance and accounting, give him the breadth of knowledge and valuable understanding of our industry and audit committee functions, which qualify him to serve as a member of our board of directors.

Frank Slootman has served as our President and Chief Executive Officer, and as a director, since May 2011. Mr. Slootman served as a partner with Greylock Partners, a venture capital firm, from March 2011 to April 2011, and served as an advisor to EMC Corporation, an information technology company, from January 2011 to February 2012. From July 2009 to December 2010, Mr. Slootman served as President of the Backup Recovery Systems Division at EMC. From July 2003 to July 2009, Mr. Slootman served as President and Chief Executive Officer of Data Domain, Inc., an electronic storage solution company, which was acquired by EMC in 2009. Prior to joining Data Domain, Inc., Mr. Slootman served as an executive at Borland Software Corporation from June 2000 to June 2003, most recently as Senior Vice President of Products. From March 1993 to June 2000, Mr. Slootman held consecutive general management positions for two enterprise software divisions of Compuware Corporation. Mr. Slootman holds undergraduate and graduate degrees in Economics from the Netherlands School of Economics, Erasmus University Rotterdam. Our board believes that Mr. Slootman's business expertise, including his prior executive level leadership, gives him the operational expertise, breadth of knowledge and valuable understanding of our industry, which qualifies him to serve as a member of our board of directors.

Continuing Directors

The directors who are serving for terms that end following the meeting, and their ages, occupations and length of board service as of March 31, 2013, are provided in the table below. Additional biographical descriptions of each such director are set forth in the text below the table. These descriptions include the primary individual experience, qualifications, qualities and skills of each of our nominees that led to the conclusion that each director should serve as a member of our board of directors at this time.

Name of Director	Age	Principal Occupation	Director Since
Class II Directors - Terms Expiring 2014:
Charles E. Noell, III(3)	61	Chief Executive Officer of JMI Services, Inc.	February 2012
William L. Strauss(1)(3)	54	Former Chief Executive Officer of Shoedazzle.com, Inc. and Provide Commerce, Inc.	February 2011
Class III Directors - Terms Expiring 2015:
Douglas M. Leone(2)	55	Managing Member of Sequoia Capital	November 2009
Frederic B. Luddy	58	Chief Product Officer of ServiceNow, Inc.	June 2004
Jeffrey A. Miller(1)(2)	62	Chief Executive Officer of JAMM Ventures	February 2011

(1)	Member of the audit committee

(2)	Member of the compensation committee

(3)	Member of the nominating and governance committee

Charles E. Noell, III has served on our board of directors since February 2012. From January 1992 through December 2010, Mr. Noell served as President and Chief Executive Officer of JMI Services, Inc. and since December 2010 has served as President of JMI Services, LLC, each a family office. Mr. Noell co-founded JMI Equity, a venture capital firm, in 1992, has served as a General Partner since its founding and has served as a Venture Partner since 2007. From March 1996 to August 2012, Mr. Noell served as a member of the Executive Committee of Padres, Inc., the general partner of Padres L.P., the owner of the San Diego Padres Major League Baseball franchise. Mr. Noell holds a B.A. in History from the University of North Carolina at Chapel Hill and an M.B.A. from Harvard University. Our board believes that Mr. Noell's investment experience in the information technology industry gives him the breadth of knowledge and understanding of our industry which qualify him to serve as a member of our board of directors.

William L. Strauss has served on our board of directors since February 2011. From September 2011 to September 2012, Mr. Strauss served as Chief Executive Officer and director of Shoedazzle.com, Inc., an online fashion company. From November 1999 to September 2011, Mr. Strauss served as Chief Executive Officer and a director of Provide Commerce, Inc., an e-commerce marketplace of websites, which was acquired by Liberty Media Corporation in 2006. Mr. Strauss holds a B.A. in Accounting from Syracuse University. Our board believes that Mr. Strauss' management experience gives him the appropriate set of skills which qualify him to serve as a member of our board of directors.

Douglas M. Leone has served on our board of directors since November 2009. Mr. Leone has been a Managing Member of Sequoia Capital, a venture capital firm, since July 1988. Prior to joining Sequoia Capital, Mr. Leone held sales and sales management positions at Sun Microsystems, Inc., Hewlett-Packard Company and Prime Computer, Inc. Mr. Leone has served on the board of directors of Aruba Networks, Inc. since 2002 and on the board of directors of CafePress, Inc. since 2005. Mr. Leone holds a B.S. in Mechanical Engineering from Cornell University, an M.S. in Industrial Engineering from Columbia University and an M.S. in Management from the Massachusetts Institute of Technology. Our board believes that Mr. Leone's investment experience in the Internet and software industries, as well as his background in sales and sales management, provide valuable insight regarding our business and qualify him to serve as a member of our board of directors.

Frederic B. Luddy has served as our Chief Product Officer since May 2011. Mr. Luddy founded ServiceNow in June 2004 and served as our President and Chief Executive Officer from that time until May 2011 and as a director since June 2004. From April 1990 to October 2003, Mr. Luddy served as Chief Technology Officer of Peregrine Systems, Inc., an enterprise software company that filed for protection under Chapter 11 of the United States Bankruptcy Code in September 2002. Prior to joining Peregrine Systems, Mr. Luddy founded Enterprise Software Associates, a software company, and was employed by Boole and Babbage, Inc., a software company, and the Amdahl Corporation, an information technology company. Our board believes Mr. Luddy's experience as the founder of ServiceNow, his knowledge of software and the software industry, as well his executive level experience and software and hardware development expertise give him the breadth of knowledge and leadership capabilities which qualify him to serve as a member of our board of directors.

Jeffrey A. Miller has served on our board of directors since February 2011. Mr. Miller has served as President and Chief Executive Officer of JAMM Ventures, a business consulting firm, since January 2002. Mr. Miller currently serves as a trustee for Santa Clara University since October 2012. From January 2002 to March 2006, Mr. Miller also served as a Venture Partner with Redpoint Ventures. Mr. Miller previously served on the board of directors of Data Domain, Inc. from October 2006 to July 2009 and McAfee, Inc. from June 2008 to February 2011. Mr. Miller holds a B.S. in Electrical Engineering and Computer Science and an M.B.A. from Santa Clara University. Our board believes that Mr. Miller's consulting and investment experience and his service on the boards of directors of other companies in the information technology industry give him the appropriate set of skills which qualify him to serve as a member of our board of directors.

Director Compensation
2012 Compensation. The following table provides information for the year ended December 31, 2012 regarding all compensation awarded to, earned by or paid to each person who served as a non-employee director for some portion or all of 2012.

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)	Total ($)
Paul V. Barber	14,414	906,010	920,424
Ronald E. F. Codd	36,315	992,000	1,028,315
Douglas M. Leone	14,414	906,010	920,424
Jeffrey A. Miller	21,938	—	21,938
Charles E. Noell, III	13,788	906,010	919,798
William L. Strauss	18,805	—	18,805
Amounts listed under "Option Awards" in the foregoing table represent the aggregate fair value amount computed as of the grant date of each option and award during 2012 in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718. Assumptions used in the calculation of these amounts are included in Note 13 to our consolidated financial statements contained in our Annual Report on Form 10-K for the year ended December 31, 2012. As required by SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. Our directors will only realize compensation to the extent the trading price of our common stock is greater than the exercise price of such stock options.
Our non-employee directors held option awards to purchase the following number of shares as of December 31, 2012:

Name	Option Awards
Paul V. Barber	100,000
Ronald E.F. Codd	150,000
Douglas M. Leone	100,000
Jeffrey A. Miller	—
Charles E. Noell, III	100,000
William L. Strauss	200,000

Annual Retainer Fees. In 2012, our board adopted a new non-employee director compensation policy, effective following our IPO in June 2012, providing that non-employee directors, other than those who are prohibited from receiving director compensation pursuant to the policies of their affiliated funds, would be compensated as follows:

•	$25,000 annual cash retainer;

•	$20,000 for the chair of our audit committee and $5,000 for each of its other members;

•	$10,000 for the chair of our compensation committee and $3,750 for each of its other members; and

•	$5,000 for the chair of our nominating and corporate governance committee and $2,500 for each of its other members.

Equity Awards. Our non-employee director equity compensation policy provides that each newly-elected or appointed non-employee director will be granted a stock option to purchase 100,000 shares. Following each annual meeting of our stockholders, each non-employee director will be granted an additional stock option to purchase 50,000 shares, if the non-employee director has served continuously as a member of our board of directors for at least one year. Each initial stock option award will vest and become exercisable in equal annual installments over three years from the date of grant while each annual stock option award will vest in full on the one-year anniversary of the date of grant.

Options granted to non-employee directors accelerate and vest in full in the event of a change of control. The awards have 10-year terms and terminate three months following the date the director ceases to be one of our directors or consultants or 12 months following that date if the termination is due to death or disability.

In addition to the awards provided for above, non-employee directors are eligible to receive discretionary equity awards. We have not implemented a policy regarding minimum stock ownership requirements for our directors.

Other Compensation. Non-employee directors receive no other form of remuneration, perquisites or benefits, but are reimbursed for their reasonable travel expenses incurred in attending board and committee meetings, certain company events and approved continuing education programs.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ELECTION OF EACH
OF THE THREE NOMINATED DIRECTORS.

PROPOSAL NO. 2

RE-APPROVAL OF 2012 EQUITY INCENTIVE PLAN FOR PURPOSES OF COMPLYING WITH SECTION 162(M) OF THE INTERNAL REVENUE CODE

General

Prior to our initial public offering in June 2012, our Board of Directors and our stockholders approved our 2012 Equity Incentive Plan (for purposes of this section, the “2012 Plan”). Under relevant IRS regulations, grants made to “Covered Employees” (as defined in Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), generally the executive officers named in the “Summary Compensation Table” in the “Executive Compensation” section of this Proxy Statement) under the 2012 Plan prior to the earlier of (i) the material modification of the 2012 Plan or (ii) our 2016 annual meeting of stockholders (the “Reliance Period”) are not subject to the cap on our tax deduction imposed by Section 162(m) of the Code with respect to compensation in excess of $1,000,000 per Covered Employee in any year.

We are asking stockholders to re-approve the 2012 Plan so that certain grants made to Covered Employees under the 2012 Plan after the Reliance Period, including stock options, restricted stock units and other stock-based awards subject to performance based vesting, may qualify as “performance-based compensation” under Section 162(m) of the Code and therefore continue to be exempt from the cap on our tax deduction imposed by Section 162(m) of the Code. The 2012 Plan specifies the objective performance measures which the compensation committee may choose from as the basis for granting, and/or vesting of “performance-based” equity compensation. Note that re-approval of this proposal will not result in any increase to the number of shares of our common stock available for issuance under the 2012 Plan. No other changes are being proposed with regard to the terms of the Plan at this time. If the re-approval of the 2012 Plan does not occur, we will no longer make grants of awards subject to performance-based vesting under the 2012 Plan to “named executive officers.”

Our executive officers and directors have an interest in this proposal by virtue of their being eligible to receive equity awards under the 2012 Plan. Abstentions will have the same effect as negative votes.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” APPROVAL OF PROPOSAL NO. 2.

Internal Revenue Code Section 162(m) Performance-Based Compensation

If our stockholders re-approve our 2012 Plan, it will continue to provide us with the potential benefit to take tax deductions associated with certain types of executive equity compensation.

Awards granted under the 2012 Plan may be designed to qualify as “performance-based compensation” within the meaning of Section 162(m) of the Code. Pursuant to Section 162(m), we generally may not deduct for federal income tax purposes compensation paid to our Chief Executive Officer, our Chief Financial Officer or our three other highest paid executive officers to the extent that any of these persons receive more than $1 million in compensation in any single year. However, if the compensation qualifies as “performance-based” for Section 162(m) purposes, we can deduct for federal income tax purposes the compensation paid even if such compensation exceeds $1 million in a single year. For certain awards granted under the 2012 Plan to qualify as fully deductible “performance-based compensation” under Section 162(m), among other things, which are discussed further in this section to the Proxy Statement under “Description of 2012 Equity Incentive Plan-Section 162 Limitations,” our stockholders must re-approve the grant limits and the performance metrics in the 2012 Plan for performance-based awards on or before the earlier of (i) a material modification of the 2012 Plan or (ii) the first meeting of the stockholders at which directors are to be elected that occurs after the close of the third calendar year following the calendar year in which the initial public offering occurred.

To enable compensation in connection with awards granted under the 2012 Plan to qualify as “performance-based” within the meaning of Section 162(m), the 2012 Plan includes limitations on the number of shares that may be granted on an annual basis through individual awards.  Re-approval of this limitation is required to allow the Company to be eligible to receive income tax deductions under Section 162(m). The following table sets forth the limits contained in the 2012 Plan:

Award Type	General Calendar Year Limit	Limit for First Calendar Year of Commencement of Employment
Stock options, stock appreciation rights, restricted stock awards or RSUs	3,000,000 shares	6,000,000 shares

Specific performance factors currently in the 2012 Plan are also required to be re-approved to permit deductibility of performance awards conditioned upon the satisfaction of performance objectives, which in turn will allow us to be eligible to receive income tax deductions under Section 162(m). The current (and proposed for re-approval) performance criteria are any one of, or combination of, the following: (1) profit before tax; (2) billings; (3) revenue; (4) net revenue; (5) earnings (which may include earnings before interest and taxes, earnings before taxes, and net earnings); (6) operating income; (7) operating margin; (8) operating profit; (9) controllable operating profit, or net operating profit; (10) net profit; (11) gross margin; (12) operating expenses or operating expenses as a percentage of revenue; (13) net income; (14) earnings per share; (15) total stockholder return; (16) market share; (17) return on assets or net assets; (18) our stock price; (19) growth in stockholder value relative to a pre-determined index; (20) return on equity; (21) return on invested capital; (22) cash flow (including free cash flow or operating cash flows); (23) cash conversion cycle; (24) economic value added; (25) individual confidential business objectives; (26) contract awards or backlog; (27) overhead or other expense reduction; (28) credit rating; (29) strategic plan development and implementation; (30) succession plan development and implementation; (31) improvement in workforce diversity; (32) customer indicators; (33) new product invention or innovation; (34) attainment of research and development milestones; (35) improvements in productivity; (36) bookings; and (37) attainment of objective operating goals and employee metrics. Our compensation committee may adjust the performance goals to account for changes in law and accounting and to make such adjustments as our compensation committee deems necessary or appropriate to reflect the impact of extraordinary or unusual items, events or circumstances to avoid windfalls or hardships, including without limitation: (1) restructurings, discontinued operations, extraordinary items, and other unusual or non-recurring charges, (2) an event either not directly related to the operations of the Company or not within the reasonable control of the Company's management, or (3) a change in accounting standards required by generally accepted accounting principles.

A favorable vote for this proposal will allow us to continue to deduct certain executive compensation in excess of $1 million and provide us with potentially significant future tax benefits and associated cash flows. An unfavorable vote for this proposal would automatically disallow any future tax deductions for certain executive compensation in excess of $1 million paid to our Chief Executive Officer, our Chief Financial Officer and our three other most highly compensated executive officers pursuant to the 2012 Plan.

We believe that the re-approval of the 2012 Plan and the ability to continue to grant equity awards in a tax-efficient manner is important to our success. The compensation committee believes that equity awards motivate high levels of performance, align the interests of employees and stockholders by giving employees the perspective of an owner with an equity stake in the company, and provide an effective means of recognizing employee contributions to our success. The committee believes that equity awards are a competitive necessity in the environment in which we operate, and are essential to recruiting and retaining the highly qualified technical and other key personnel who help us meet our goals, as well as rewarding and encouraging current employees.

Description of 2012 Equity Incentive Plan

In April 2012, our board of directors adopted our 2012 Plan, which the stockholders approved in June 2012 and became effective on June 27, 2012. The 2012 Plan will terminate in 2022, unless sooner terminated by our board of directors. The purpose of the 2012 Plan is to attract, retain and motivate selected employees, consultants and directors through the granting of stock-based compensation awards and cash-based performance bonus awards. The 2012 Plan is also designed to permit us to make cash-based awards and equity-based awards intended to qualify as “performance-based compensation” under Section 162(m) of the Code.

    Stock Awards. The 2012 Plan provides for the grant of incentive stock options, nonstatutory stock options, stock appreciation rights, restricted stock awards, RSUs, performance-based stock awards and other forms of equity compensation, or collectively, stock awards. In addition, the 2012 Plan provides for the grant of performance cash awards. Incentive stock options may be granted only to employees, subject to certain limitations described below. All other awards may be granted to employees, including officers, as well as directors and consultants

The principal features of the 2012 Plan are summarized below. This summary is qualified in its entirety by reference to the text of the 2012 Plan, which is included as an exhibit to the registration statement relating to this prospectus.

Share Reserve. We initially reserved 9,600,000 shares of our common stock for issuance under the 2012 Plan plus the number of shares reserved but not issued or subject to outstanding awards under our 2005 Stock Option Plan at the time the 2012 Plan became effective. Then, the number of shares of our common stock reserved for issuance under the 2012 Plan will automatically increase on January 1 of each year, starting on January 1, 2013 and continuing through January 1, 2022, by (a) 5% of the total number of shares of our common stock outstanding on December 31 of the preceding calendar year or (b) such lesser number of shares of common stock as determined by our board of directors. The maximum number of shares that may be issued pursuant to the exercise of incentive stock options under the 2012 Plan is 50,000,000 shares.

No person may be granted stock awards covering more than 3,000,000 shares of our common stock under the 2012 Plan during any calendar year pursuant to stock options, stock appreciation rights, restricted stock awards or RSUs, other than a new employee of ours, who will be eligible to receive no more than 6,000,000 shares under the 2012 Plan in the calendar year in which the employee commences employment. Such limitations are designed to help assure that any deductions to which we would otherwise be entitled with respect to such stock awards will not be subject to the $1,000,000 limitation on the income tax deductibility of compensation paid per covered executive officer imposed by Section 162(m) of the Code.

If a stock award granted under the 2012 Plan expires, is forfeited or otherwise terminates without being exercised or vested in full, or is settled in cash, the shares of our common stock not acquired pursuant to the stock award again become available for subsequent issuance under the 2012 Plan. In addition, the following types of shares under the 2005 Stock Plan and 2012 Plan may become available for the grant of new stock awards under the 2012 Plan: (a) shares that are forfeited to or repurchased by us at the original exercise price or purchase price prior to becoming fully vested; (b) shares withheld to satisfy income or employment withholding taxes; (c) shares used to pay the exercise price of an option in a net exercise arrangement; and (d) shares tendered to us to pay the exercise price of an option.

Administration. Our board of directors has delegated its authority to administer the 2012 Plan to our compensation committee. Our compensation committee is required to consist of two or more “outside directors” within the meaning of Section 162(m) of the Code and two or more “non-employee directors” for the purposes of Rule 16b-3 under the Securities Exchange Act of 1934, as amended, or the Exchange Act. Subject to the terms of the 2012 Plan, our board of directors or an authorized committee, referred to as the plan administrator, determines recipients, dates of grant, the numbers and types of stock awards to be granted and the terms and conditions of the stock awards, including the period of their exercisability and vesting. Subject to the limitations set forth below, the plan administrator will also determine the exercise price of options granted, the consideration (if any) to be paid for restricted stock awards and the strike price of stock appreciation rights.

The plan administrator has the authority to reprice any outstanding stock award (by reducing the exercise price of any outstanding option, canceling an option in exchange for cash or another equity award or any other action that may be deemed a repricing under generally accepted accounting provisions) under the 2012 Plan without the approval of our stockholders.

    Stock Options. Incentive and nonstatutory stock options are granted pursuant to incentive and nonstatutory stock option agreements adopted by the plan administrator. The plan administrator determines the exercise price for a stock option, within the terms and conditions of the 2012 Plan, provided that the exercise price of a stock option cannot be less than 100% of the fair market value of our common stock on the date of grant, subject for exceptions described in "Limitations on Incentive Stock Options" below. Options granted under the 2012 Plan vest at the rate specified by the plan administrator.

The plan administrator determines the term of stock options granted under the 2012 Plan, up to a maximum of 10 years, except in the case of certain incentive stock options, as described below. Unless the terms of an optionholder's stock option agreement provide otherwise, if an optionholder's relationship with us, or any of our affiliates, ceases for any reason other than for cause, disability or death, the optionholder may exercise any vested options for a period of 90 days following the cessation of service. If an optionholder's service relationship with us is terminated for cause, then the option terminates immediately. If an optionholder's service relationship with us or any of our affiliates ceases due to disability or death, or an optionholder dies within the period (if any) specified in the award agreement following cessation of service, the optionholder or a beneficiary may exercise any vested options for a period of 12 months in the event of death or 6 months in the event of disability. The option term may be extended in the event that exercise of the option following termination of service is prohibited by applicable securities laws. In no event, however, may an option be exercised beyond the expiration of its maximum term.

    Acceptable consideration for the purchase of common stock issued upon the exercise of a stock option will be determined by the plan administrator and may include (a) cash, check, bank draft or money order, (b) a broker-assisted cashless exercise, (c) the tender of common stock previously owned by the optionholder, (d) cancellation of our indebtedness to the optionholder, (e) waiver of compensation due to the optionholder for services rendered and (f) other legal consideration approved by the plan administrator.

Unless the plan administrator provides otherwise, options generally are not transferable except by will, the laws of descent and distribution, or pursuant to a domestic relations order. An optionholder may, however, designate a beneficiary who may exercise the option following the optionholder's death.

Limitations on Incentive Stock Options. Incentive stock options may be granted only to our employees. The aggregate fair market value, determined at the time of grant, of shares of our common stock with respect to incentive stock options that are exercisable for the first time by an optionholder during any calendar year under all of our stock plans may not exceed $100,000. No incentive stock option may be granted to any person who, at the time of the grant, owns or is deemed to own stock comprising more than 10% of our total combined voting power or that of any of our affiliates unless (a) the option exercise price is at least 110% of the fair market value of the stock subject to the option on the date of grant and (b) the term of the incentive stock option does not exceed five years from the date of grant.

Restricted Stock Awards. Restricted stock awards are granted pursuant to restricted stock award agreements adopted by the plan administrator. A restricted stock award is an offer by us to sell shares of our common stock subject to restrictions. The price, if any, of a restricted stock award will be determined by our compensation committee. Restricted stock awards may be granted in consideration for (a) cash, check, bank draft or money order, (b) past or future services rendered to us or our affiliates, or (c) any other form of legal consideration determined by our compensation committee. Shares of common stock acquired under a restricted stock award may, but need not, be subject to a share repurchase option or forfeiture restriction in our favor in accordance with a vesting schedule to be determined by the plan administrator. Rights to acquire shares under a restricted stock award may be transferred only upon such terms and conditions as set by the plan administrator. Except as otherwise provided in the applicable award agreement, restricted stock awards that have not vested will be forfeited or subject to repurchase upon the participant's cessation of continuous service for any reason.

Restricted Stock Unit Awards. RSUs are granted pursuant to restricted stock unit award agreements adopted by the plan administrator. RSUs represent the right to receive shares of our common stock at a specified date in the future, subject to forfeiture of that right because of termination of the holder's services to us or the holder's failure to achieve certain performance conditions. If a RSU has not been forfeited, then on the date specified in the RSU agreement, we may deliver to the holder of the RSU whole shares of our common stock, which may be subject to additional restrictions, cash or a combination of our common stock and cash. Our compensation committee may also permit the holders of the RSUs to defer payment to a date or dates after the RSU is earned, provided that the terms of the RSU and any deferral satisfy the requirements of Section 409A of the Code.

Stock Appreciation Rights. Stock appreciation rights are granted pursuant to stock appreciation rights agreements adopted by the plan administrator. Stock appreciation rights provide for a payment, or payments, in cash or shares of our common stock, to the holder based upon the increase in the fair market value of our common stock on the date of exercise from the stated exercise price (subject to any maximum number of shares as may be specified in the applicable award agreement). The payment may occur upon the exercise of a stock appreciation right or deferred with such interest or dividend equivalent, if any, as our compensation committee determines, provided that the terms of the stock appreciation right and any deferral satisfy the requirements of Section 409A of the Code. The plan administrator determines the exercise price for a stock appreciation right which generally cannot be less than 100% of the fair market value of our common stock on the date of grant. Stock appreciation rights may vest based on time or achievement of performance conditions. Stock appreciation rights expire under the same rules that apply to stock options.

Performance Awards. The 2012 Plan permits the grant of performance stock awards and performance cash awards that may qualify as performance-based compensation that is not subject to the $1,000,000 limitation on the income tax deductibility of compensation paid per covered executive officer imposed by Section 162(m) of the Code. To assure that the compensation attributable to performance-based awards will so qualify, our committee can structure such awards so that stock will be issued or paid pursuant to such award only upon the achievement of certain pre-established performance goals during a designated performance period.

Other Stock Awards. The plan administrator may grant other awards based in whole or in part by reference to our common stock. The plan administrator will set the number of shares under the award and all other terms and conditions of such awards.

Changes to Capital Structure. In the event that there is a specified type of change in our capital structure, such as a stock split, appropriate adjustments will be made to (a) the class and maximum number of shares reserved under the 2012 Plan, (b) the class and maximum number of shares subject to options, stock appreciation rights and performance stock awards that can be granted in a calendar year, (c) the class and maximum number of shares that may be issued upon exercise of incentive stock options and (d) the number of shares and exercise price or strike price, if applicable, of all outstanding stock awards.

Corporate Transactions. The 2012 Plan provides that, in the event of a sale, lease or other disposition of all or substantially all of the assets of us or specified types of mergers or consolidations, or a corporate transaction, any surviving or acquiring corporation shall either assume awards outstanding under the 2012 Plan or substitute similar awards for those outstanding under the 2012 Plan. If any surviving corporation declines to assume awards outstanding under the 2012 Plan or to substitute similar awards, then, with respect to participants whose service with us has not terminated prior to the time of such corporate transaction, the vesting and the time during which such awards may be exercised will be accelerated in full, and all outstanding awards will terminate if the participant does not exercise such awards at or prior to the corporate transaction. With respect to any awards that are held by other participants that terminated service with us prior to the corporate transaction, the vesting and exercisability provisions of such awards will not be accelerated and such awards will terminate if not exercised prior to the corporate transaction.

Changes in Control. Our board of directors has the discretion to provide that a stock award under the 2012 Plan will immediately vest as to all or any portion of the shares subject to the stock award in the event a participant's service with us or a successor entity is terminated actually or constructively within a designated period following the occurrence of certain specified change in control transactions. Stock awards held by participants under the 2012 Plan will not vest automatically on such an accelerated basis unless specifically provided in the participant's applicable award agreement.

Plan Suspension or Termination. Our board of directors has the authority to suspend or terminate the 2012 Plan at any time provided that such action does not impair the existing rights of any participant.

Securities Laws and Federal Income Taxes. The 2012 Plan is designed to comply with various securities and federal tax laws as follows:

Securities Laws. The 2012 Plan is intended to conform to all provisions of the Securities Act of 1933, as amended, and the Exchange Act and any and all regulations and rules promulgated by the SEC thereunder, including, without limitation, Rule 16b-3. The 2012 Plan will be administered, and options will be granted and may be exercised, only in such a manner as to conform to such laws, rules and regulations.

Section 409A of the Code. Certain awards under the 2012 Plan may be considered “nonqualified deferred compensation” for purposes of Section 409A of the Code, which imposes certain additional requirements regarding the payment of deferred compensation. Generally, if at any time during a taxable year a nonqualified deferred compensation plan fails to meet the requirements of Section 409A, or is not operated in accordance with those requirements, all amounts deferred under the 2012 Plan and all other equity incentive plans for the taxable year and all preceding taxable years, by any participant with respect to whom the failure relates, are includible in gross income for the taxable year to the extent not subject to a substantial risk of forfeiture and not previously included in gross income. If a deferred amount is required to be included in income under Section 409A, the amount also is subject to interest and an additional income tax. The interest imposed is equal to the interest at the underpayment rate plus one percentage point, imposed on the underpayments that would have occurred had the compensation been includible in income for the taxable year when first deferred, or if later, when not subject to a substantial risk of forfeiture. The additional federal income tax is equal to 20% of the compensation required to be included in gross income. In addition, certain states, including California, have laws similar to Section 409A, which impose additional state penalty taxes on such compensation.

Section 162(m) of the Code. As described above, we have attempted to structure the 2012 Plan in such a manner that the compensation attributable to stock options, stock appreciation rights and other performance-based awards which meet the other requirements of Section 162(m) will not be subject to the $1,000,000 limitation. We have not, however, requested a ruling from the Internal Revenue Service or an opinion of counsel regarding this issue.

PROPOSAL NO. 3

RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our audit committee has selected PricewaterhouseCoopers LLP as ServiceNow's principal independent registered public accounting firm to perform the audit of ServiceNow's consolidated financial statements for fiscal year ending December 31, 2013. As a matter of good corporate governance, our audit committee has decided to submit its selection of principal independent registered public accounting firm to stockholders for ratification. In the event that PricewaterhouseCoopers LLP is not ratified by our stockholders, our audit committee will review its future selection of PricewaterhouseCoopers LLP as ServiceNow's principal independent registered public accounting firm.

PricewaterhouseCoopers LLP audited ServiceNow's financial statements for ServiceNow's 2012 fiscal year. Representatives of PricewaterhouseCoopers LLP are expected to be present at the meeting, in which case they will be given an opportunity to make a statement at the meeting if they desire to do so, and will be available to respond to appropriate questions.

Principal Accountant Fees and Services

We regularly review the services and fees from its independent registered public accounting firm. These services and fees are also reviewed with our audit committee annually. In accordance with standard policy, PricewaterhouseCoopers LLP periodically rotates the individuals who are responsible for ServiceNow's audit.

In addition to performing the audit of ServiceNow's consolidated financial statements, PricewaterhouseCoopers LLP provided various other services during the fiscal year ended June 30, 2011, the six months ended December 31, 2011 and year ended December 31, 2012. Our audit committee has determined that PricewaterhouseCoopers LLP's provisioning of these services, which are described below, does not impair PricewaterhouseCoopers LLP's independence from ServiceNow. The aggregate fees billed for the fiscal year ended June 30, 2011, six months ended December 31, 2011 and the year ended December 31, 2012 for each of the following categories of services are as follows:

Fees Billed to ServiceNow	Year Ended December 31, 2012	Six Months Ended December 31, 2011	Fiscal Year Ended June 30, 2011
	(in thousands)	(in thousands)	(in thousands)
Audit fees (1)	$2,681	$380	$187
Audit related fees (2)	111	—	—
Tax fees (3)	—	—	—
All other fees	—	—	—
Total fees	$2,792	$380	$187

(1) “Audit fees” include fees for professional services rendered in connection with the audit of our annual financial statements, review of our quarterly financial statements and advisory services on accounting matters that were addressed during the annual audit and quarterly review. This category also includes fees for services that were incurred in connection with statutory and regulatory filings or engagements, such as comfort letters related to our IPO and follow-on offering, consents and review of documents filed with the SEC. Fees related to our IPO and follow-on offering included in 2012 amounted to $1,550,000.

(2) “Audit related fees” consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s consolidated financial statements and are not reported under “Audit Fees.” These fees consist of a system implementation assurance review of the control environment prior to going live with the enterprise resource process system.

(3) “Tax fees” include fees for tax compliance and advice. Tax advice fees encompass a variety of permissible services, including technical tax advice related to federal and state income tax matters; assistance with sales tax; and assistance with tax audits.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm

Our audit committee's policy is to pre-approve all audit and permissible non-audit services provided by the independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. Pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. The independent registered public accounting firm and management are required to periodically report to the audit committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval, and the fees for the services performed to date.

All of the services relating to the fees described in the table above were approved by our audit committee.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” APPROVAL OF PROPOSAL NO. 3.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth certain information with respect to the beneficial ownership of our common stock as of April 8, 2013, by:

•	each person, or group of affiliated persons, known by us to be the beneficial owner of more than 5% of our common stock;

•	each of our directors or director nominees;

•	each of our named executive officers; and

•	all of our directors and executive officers as a group.

Percentage ownership of our common stock is based on 133,096,001 shares of our common stock outstanding on April 8, 2013. We have determined beneficial ownership in accordance with the rules of the SEC, and thus it represents sole or shared voting or investment power with respect to our securities. Unless otherwise indicated below, to our knowledge, the persons and entities named in the table have sole voting and sole investment power with respect to all shares that they beneficially owned, subject to community property laws where applicable. We have deemed shares of our common stock subject to options that are currently exercisable or exercisable within 60 days of April 8, 2013 to be outstanding and to be beneficially owned by the person holding the option for the purpose of computing the percentage ownership of that person but have not treated them as outstanding for the purpose of computing the percentage ownership of any other person.
Unless otherwise indicated, the address of each of the individuals and entities named below is c/o ServiceNow, Inc., 4810 Eastgate Mall, San Diego, California 92121.

	Shares Beneficially Owned
Name of Beneficial Owner	Number	Percent
5% or Greater Stockholders
Persons affiliated with JMI Equity (1)	16,946,838	12.7%
Entities affiliated with Sequoia Capital (2)	24,281,844	18.2%
T. Rowe Price Associates, Inc. (3)	7,928,361	6.0%
Entities affiliated with Wellington Management Company, LLP (4)	7,672,480	5.8%
Entities affiliated with FMR, LLC (5)	7,227,032	5.4%

Directors and Named Executive Officers:
Frank Slootman (6)	6,385,456	4.6%
Frederic B. Luddy (7)	11,851,852	8.9%
Michael Scarpelli (8)	1,516,352	1.1%
David Schneider (9)	1,395,378	1.0%
Arne Josefsberg (10)	1,051,324	*
Paul V. Barber (11)	17,413,649	13.1%
Ronald Codd (12)	200,000	*
Douglas Leone (13)	24,281,844	18.2%
Jeffrey A. Miller (14)	200,000	*
Charles E. Noell, III (15)	17,721,357	13.3%
William Strauss (16)	200,000	*
All executive officers and directors as a group (12 persons) (17)	66,066,012	45.7%

___________________
*    Represents beneficial ownership of less than 1% of our outstanding shares of common stock.

(1)    Consists of (i) 9,446,463 shares held by JMI Equity Fund V Trust, (ii) 2,361,616 shares held by JMI Associates V Trust, (iii) 547,129 shares held by JMI Equity Fund V (AI) Trust, (iv) 136,783 shares held by JMI Associates V (AI) Trust, (v) 2,503,758 shares held by JMI Equity Fund IV Trust, (vi) 625,940 shares held by JMI Associates IV Trust, (vii) 799,486 shares held by JMI Euro Equity Fund IV Trust, (viii) 199,872 shares held by JMI Associates Euro IV Trust, (ix) 198,271 shares held by JMI Equity Fund IV (AI) Trust, (x) 49,568 shares held by JMI Associates IV (AI) Trust, and (xi) 77,952 shares held by JMI Equity Side Fund, L.P. Messrs. Charles E. Noell III, Harry S. Gruner and Paul V. Barber are the trustees of JMI Equity Fund V Trust, JMI Associates V Trust, JMI Equity Fund V (AI) Trust, JMI Associates V (AI) Trust, JMI Equity Fund IV Trust, JMI Associates IV Trust, JMI Associates Euro IV Trust, JMI Equity IV (AI) Trust and JMI Associates IV (AI) Trust, and Mr. Gruner is the sole trustee of JMI Euro Equity Fund IV Trust.  JMI Side Associates, L.L.C. is the general partner of JMI Equity Side Fund, L.P. Messrs. Noell, Gruner and Barber are officers of JMI Side Associates, L.L.C. Messrs. Noell, Gruner, and Barber may be deemed the beneficial owners of, and disclaim beneficial ownership of, the shares beneficially owned by JMI Equity Fund V Trust, JMI Associates V Trust, JMI Equity Fund V (AI) Trust, JMI Associates V (AI) Trust, JMI Equity Fund IV Trust, JMI Associates IV Trust, JMI Euro Equity Fund IV Trust, JMI Associates Euro IV Trust, JMI Equity IV (AI) Trust, JMI Associates IV (AI) Trust and JMI Equity Side Fund, L.P. and JMI Side Associates, L.L.C. (collectively, the “JMI Equity Entities”)  The principal address for all of the above-referenced stockholders is 100 International Drive, Suite 19100, Baltimore, Maryland 21202.
(2)    Consists of (i) 22,948,252 shares held by Sequoia Capital U.S. Growth Fund IV, LP (Growth IV), (ii) 996,092 shares held by Sequoia Capital USGF Principals Fund IV, LP (Principals IV), and (iii) 337,500 shares held by SC US GF V Holdings, Ltd (Sequoia Holdings). Douglas Leone is a managing director of SCGF GenPar, Ltd. (SCGF GenPar). SCGF GenPar is the sole general partner of SCGF IV Management, L.P. (SCGF IV Management), which is the sole general partner of Growth IV and Principals IV. By virtue of these relationships, Mr. Leone may be deemed to share voting and investment power with respect to the shares held by Growth IV and Principals IV. Douglas Leone is a managing director of SC GF V TT, Ltd. (SCGF V TT) and a director of Sequoia Holdings. SCGF V TT is the sole general partner of SCGF V Management, L.P. (SCGF V Management), which is the sole general partner of each of Sequoia Capital U.S. Growth Fund V, L.P. (Growth V) and Sequoia Capital USGF Principals Fund V, L.P. (Principals V). Growth V and Principals V together own 100% of the outstanding ordinary shares of Sequoia Holdings. By virtue of these relationships, Mr. Leone may be deemed to share voting and investment power with respect to the shares held by Sequoia Holdings. The address for the entities affiliated with Sequoia Capital is 3000 Sand Hill Road, 4-250, Menlo Park, CA 94025.
(3)    According to a Schedule 13G filed with the SEC on February 13, 2013, these securities are owned by various individuals and institutional investors of which T. Rowe Price Associates, Inc. (Price Associates) serves as an investment adviser with power to direct investments and/or sole power to vote the securities. For the purposes of the reporting requirements of the Securities Exchange Act of 1934, Price Associates is deemed to be a beneficial owner of such securities; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities. The address for T. Rowe Price Associates, Inc. is 100 E. Pratt Street, Baltimore, MD 21202.
(4)    According to a Schedule 13G filed with the SEC on February 14, 2013, Wellington Management Company, LLP, in its capacity as investment advisor registered under Section 203 of the Investment Advisers Act of 1940, has shared voting power over 5,664,720 shares and shared dispositive power over 7,672,480 shares. The shares are owned of record by clients of Wellington Management Company, LLP, which clients have the right to receive, or the power to direct the receipt of, dividends from, or the proceeds from the sale of, such securities. None of these client are known to have such right or power with respect to more than 5% of our common stock. The address for Wellington Management Company, LLP is 280 Congress Street, Boston, MA 02210.
(5)    According to a Schedule 13G filed with the SEC on February 14, 2013, FMR LLC has sole power to vote or direct the vote of 490,270 shares and the sole power to dispose of 7,227,032 shares. FMR LLC's beneficial ownership is comprised of: (i) 6,736,762 shares beneficially held by Fidelity Management & Research Company (“Fidelity”), a wholly-owned subsidiary of FMR LLC and an investment advisor registered under Section 203 of the Investment Advisers Act of 1940, (ii) 408,870 shares held by Pyramis Global Advisors, LLC (“PGALLC”), an indirect wholly-owned subsidiary of FMR LLC and an investment adviser registered under Section 203 of the Investment Advisers Act of 1940, and (iii) 81,400 shares held by Pyramis Global Advisors Trust Company (“PGATC”), an indirect wholly-owned subsidiary of FMR LLC and a bank as defined in Section 3(a)(6) of the Securities Exchange Act of 1934. Members of the family of Mr. Edward C. Johnson, Chairman of FMR LLC, are the predominant owners, directly or through trusts, of Series B voting common shares of FMR LLC, representing 49% of the voting power of FMR LLC. The Johnson family group and all other Series B shareholders have entered into a shareholders' voting agreement under which all Series B voting common shares will be voted in accordance with the majority vote of Series B voting common shares. Accordingly, through their ownership of voting common shares and the execution of the shareholders' voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR LLC. Neither FMR LLC nor Mr. Johnson has the sole power to vote or direct the voting of the shares owned directly by the Fidelity Funds, which power resides with the Funds' Boards of Trustees. Fidelity carries out the voting of the shares under written guidelines established by the Funds' Boards of Trustees. Mr. Johnson and FMR LLC, through its control of Fidelity, have sole dispositive power over 6,736,762 shares held by Fidelity. Mr. Johnson and FMR LLC, through its control of PGALLC and PGATC, each have sole dispositive and voting power over 408,870 and 81,400 shares held by PGALLC and PGATC, respectively. The address for each of FRM LLC and Fidelity is 82 Devonshire Street, Boston, Massachusetts, 02109. The address for each of PGALLC and PGATC is 900 Salem Street, Smithfield, Rhode Island, 02917.
(6)    Consists of (i) 100,000 shares held by the Slootman Living Trust dated September 8, 1999, of which Mr. Slootman is a co-trustee, (ii) 37,500 shares held by the CRB Irrevocable Trust, dated August 5, 2011, of which Mr. Slootman is a co-trustee, (iii) 37,500 shares held by the TJB Irrevocable Trust, dated August 5, 2011, of which Mr. Slootman is a co-trustee, and (iv) 6,210,456 shares subject to options held by Mr. Slootman that are exercisable within 60 days of April 8, 2013, of which 3,138,761 are unvested and early exercisable and would be subject to a right of repurchase in our favor upon Mr. Slootman's cessation of service prior to vesting.
(7)    Consists of (i) 1,250,000 shares held by the Luddy Family 2011 Dynasty Trust LLC of which Mr. Luddy may be deemed to have voting and investment power, (ii) 240,000 shares subject to options held by Mr. Luddy that are exercisable within 60 days of April 8, 2013, of which 5,000 are unvested and early exercisable and would be subject to a right of repurchase in our favor upon Mr. Luddy's cessation of service prior to vesting, (iii) 250,000 shares issuable upon the settlement of restricted stock units that vest within 60 days of April 8, 2013, (iv) 165,000 shares of common stock held by Mr. Luddy's spouse, (v) 170,000 shares of common stock held by The Genta A. Luddy Revocable Trust Number One, of which Mr. Luddy's spouse is a trustee, and (vi) 9,776,852 shares of common stock held by Mr. Luddy.
(8)    Consists of (i) 1,239,044 shares subject to options held by Mr. Scarpelli that are exercisable within 60 days of April 8, 2013, of which 775,711 are unvested and early exercisable and would be subject to a right of repurchase in our favor upon Mr. Scarpelli's cessation of service prior to vesting, and (ii) 277,308 shares of common stock held by Mr. Scarpelli.
(9)    Consists of 1,395,378 shares subject to options held by Mr. Schneider that are exercisable within 60 days of April 8, 2013, of which 816,472 are unvested and early exercisable and would be subject to a right of repurchase in our favor upon Mr. Schneider's cessation of service prior to vesting.
(10)    Consists of (i) 1,016,668 shares subject to options held by Mr. Josefsberg that are exercisable within 60 days of April 8, 2013, of which 787,500 are unvested and early exercisable and would be subject to a right of repurchase in our favor upon Mr. Josefsberg's cessation of service prior to vesting, and (ii) 34,656 shares of common stock held by Mr. Josefsberg.
(11)    Consists of (i) the shares referred to in footnote (1) above held by the JMI Equity Entities, (ii) 392,821 shares held by Mr. Barber and (iii) 73,990 shares held by irrevocable family trusts for which Mr. Barber may be deemed to control investment decisions, one or more beneficiaries of which is an immediate family member of Mr. Barber. Mr. Barber disclaims beneficial ownership of the shares held by the trusts referred to in clause (iii).  Mr. Barber's principal address is 100 International Drive, Suite 19100, Baltimore, Maryland 21202.
(12)    Consists of (i) 150,000 shares subject to options held by Mr. Codd that are exercisable within 60 days of April 8, 2013, 133,334 of which are unvested and early exercisable and would be subject to a right of repurchase in our favor upon Mr. Codd's cessation of service prior to vesting, and (ii) 50,000 shares of common stock held by Mr. Codd.
(13)    Consists of the shares referred to in footnote (2) above.
(14)    Consists of 200,000 shares held by the Miller Living Trust, dtd 7/7/85, of which Mr. Miller is co-trustee, and 83,334 of which are subject to a right of repurchase in our favor upon Mr. Miller's cessation of service prior to vesting.
(15)    Consists of (i) the shares referred to in footnote (1) above held by the JMI Equity Entities, (ii) 730,461 shares held by Mr. Noell and (iii) 44,058 shares held by irrevocable family trusts for which Mr. Noell may be deemed to control investment decisions, one or more beneficiaries of which is an immediate family member of Mr. Noell. Mr. Noell disclaims beneficial ownership of the shares held by the trusts referred to in clause (iii).  Mr. Noell's principal address is 100 International Drive, Suite 19100, Baltimore, Maryland 21202.
(16)    Consists of 200,000 shares subject to options held by Mr. Strauss that are exercisable within 60 days of April 8, 2013, of which 83,334 are unvested and early exercisable and would be subject to a right of repurchase in our favor upon Mr. Strauss' cessation of service prior to vesting.
(17)    Consists of (i) 54,602,798 shares of common stock and (ii) 11,213,214 shares of common stock subject to options that are exercisable within 60 days of April 8, 2013.

MANAGEMENT

The names of our executive officers, their ages as of March 31, 2013, and their positions are shown below.

Name	Age	Position
Frank Slootman	54	Director, President and Chief Executive Officer
Frederic B. Luddy	58	Director and Chief Product Officer
Michael P. Scarpelli	46	Chief Financial Officer
David L. Schneider	44	Senior Vice President of Worldwide Sales and Services
Arne Josefsberg	55	Chief Technology Officer
Daniel R. McGee	53	Senior Vice President of Engineering

The Board chooses executive officers, who then serve at the Board's discretion. There is no family relationship between any of the directors or executive officers and any other director or executive officer of ServiceNow.

For information regarding Messrs. Slootman and Luddy, please refer to Proposal No. 1, “Election of Directors,” above.

Michael P. Scarpelli has served as our Chief Financial Officer since August 2011. From July 2009 to August 2011, Mr. Scarpelli served as Senior Vice President of Finance & Business Operations of the Backup Recovery Systems Division at EMC. From September 2006 to July 2009, Mr. Scarpelli served as Chief Financial Officer of Data Domain. Prior to joining Data Domain, Mr. Scarpelli served as Executive Vice President and Chief Financial Officer for Lexar Media, Inc., a flash memory manufacturer, from January 2006 until Lexar was acquired by Micron Technology, Inc. in August 2006. From January 2002 to December 2005, Mr. Scarpelli held senior positions at HPL Technologies, Inc., a provider of yield management software and test chip solutions, most recently as Senior Vice President and Chief Financial Officer. Mr. Scarpelli began his career at PricewaterhouseCoopers LLP from May 1989 to December 2001. Mr. Scarpelli holds a B.A. in Economics from the University of Western Ontario.

David L. Schneider has served as our Senior Vice President of Worldwide Sales and Services since June 2011. From July 2009 to March 2011, Mr. Schneider served as Senior Vice President of Worldwide Sales of the Backup Recovery Systems Division of EMC. From January 2004 to July 2009, Mr. Schneider held senior positions at Data Domain, most recently Senior Vice President of Worldwide Sales. Prior to joining Data Domain, Mr. Schneider served as Vice President of Alliances, Channel and OEM Sales for Borland Software from January 2003 to December 2003. From May 2002 to January 2003, Mr. Schneider served as Vice President of Western United States Sales for TogetherSoft Corporation (later acquired by Borland Software). From January 1999 to May 2002, Mr. Schneider was Western Regional Manager at Iona Technologies, Inc., an infrastructure software company. Mr. Schneider holds a B.A. in Political Science from the University of California, Irvine.

Arne Josefsberg has served as our Chief Technology Officer since September 2011. Prior to joining us, Mr. Josefsberg held various positions with Microsoft Corporation over the last 25 years, most recently as general manager of Windows Azure Infrastructure from November 2009 to September 2011, and as General Manager of Infrastructure Services, Global Foundation Services from March 2006 to October 2009. Mr. Josefsberg holds an M.S. in Physics from the Lund Institute of Technology in Sweden.

Daniel R. McGee has served as our Senior Vice President of Engineering since August 2011. From July 2009 to August 2011, Mr. McGee served as Senior Vice President of Engineering and Support of the Backup Recovery Systems Division of EMC. From February 2006 to July 2009, Mr. McGee held senior positions at Data Domain, most recently Senior Vice President of Engineering and Support. Prior to joining Data Domain, Mr. McGee served as Vice President of Engineering at Aventail Corporation from March 2004 to February 2006 and held various positions at Pinnacle Systems, Inc. from August 1999 to March 2004 including the joint position of Director of Network Solutions and General Manager of Distributed Broadcast Solutions. Mr. McGee holds a B.S. in Electrical Engineering & Computer Science from Oregon State University and an M.S. in Engineering Management from Stanford University.

COMPENSATION DISCUSSION AND ANALYSIS

Overview

This Compensation Discussion and Analysis discusses the principles underlying our executive compensation policies and decisions and the most important factors relevant to an analysis of these policies and decisions. In addition, we explain how and why our compensation committee arrived at specific compensation policies and decisions involving our executive officers during the year ending December 31, 2012.

This Compensation Discussion and Analysis also provides information about the material components of our executive compensation program for the following executive officers, to whom we refer collectively in this Compensation Discussion and Analysis and the accompanying compensation tables as our “Named Executive Officers”:

▪	Frank Slootman, our President and Chief Executive Officer (“CEO”);

▪	Frederic B. Luddy, our Chief Product Officer;

▪	Michael P. Scarpelli, our Chief Financial Officer;

▪	Arne Josefsberg, our Chief Technology Officer; and

▪	David L. Schneider, our Senior Vice President of Worldwide Sales and Services.

Executive Compensation Philosophy and Objectives

We believe in providing a competitive total compensation package to our executive officers, including the Named Executive Officers, through a combination of base salary, performance-based bonuses, equity incentive awards, and broad-based welfare and health benefit plans. Our executive compensation program is designed to achieve the following objectives:

▪	attract, motivate and retain executive officers of outstanding ability and potential;

▪	reward the achievement of key performance measures; and

▪	ensure that executive compensation is meaningfully related to the creation of stockholder value.

We believe that our executive compensation program should include short-term and long-term elements, including cash and equity compensation, and should reward consistent performance that meets or exceeds expectations. We evaluate both performance and compensation to make sure that the compensation provided to our executive officers remains competitive relative to compensation paid by companies of similar size operating in the software services industry, taking into account our relative performance, our own strategic objectives and the performance of the individual executive.

Executive Compensation Design

The compensation arrangements for our executive officers, including the Named Executive Officers, consisted of base salary and quarterly cash bonus opportunities, equity incentives in the form of stock options and restricted stock unit, or RSU, awards, and certain employee welfare and health benefits.

The key component of our executive compensation program has been and continues to be equity incentives in the form of options to purchase shares of our common stock and, more recently, RSU awards. Historically, we have emphasized the use of equity to provide incentives for our executive officers to focus on the growth of our overall enterprise value and, correspondingly, to create value for our stockholders. Until March 2012, we used stock options as our sole equity award vehicle for all of our employees. In March 2012, we granted RSU awards for the first time.

We believe that stock options and RSU awards offer our executive officers a valuable long-term incentive that aligns their interests with the long-term interests of our stockholders. Going forward, as we deem appropriate, we may introduce other forms of stock-based compensation awards into our executive compensation program to offer our executive officers additional types of equity incentives that further this objective.

We also offer cash compensation in the form of base salaries and quarterly cash bonus opportunities. Typically, we have structured our cash bonus opportunities to focus on the achievement of specific short-term financial objectives that will further our longer-term growth objectives.

We have not adopted any formal policies or guidelines for allocating compensation between current and long-term compensation, between cash and non-cash compensation, or among different forms of non-cash compensation. Instead, our compensation committee reviews each element of executive compensation separately and also takes into consideration the value of each executive officer's total direct compensation opportunity (the sum of base salary, cash bonus opportunity, and equity incentives) as a whole and its relative size in comparison to our other executive officers.

Our compensation committee reviews our compensation philosophy, as well as our executive compensation program, on at least an annual basis. As part of this review process, our compensation committee applies the objectives described above within the context of our overall compensation philosophy, while, at the same time, considering the compensation levels needed to ensure our executive compensation program remains competitive. Our compensation committee also evaluates whether we are meeting our retention objectives and the potential cost of replacing key executive officers.

Executive Compensation Process

Role of our Compensation Committee

Our compensation committee, which is composed entirely of independent directors, is responsible for reviewing and approving the compensation of our executive officers, including the Named Executive Officers. Specifically, our compensation committee oversees our compensation and benefit plans and policies, administers our equity incentive plans, and annually reviews and approves or recommends to our board of directors for approval the compensation decisions for our executive officers.

Our compensation committee operates under a written charter adopted by our board of directors. A copy of the charter is posted on the investor relations section of our website located at http://investors.servicenow.com.

Role of Executive Officers

Each year, our CEO evaluates the performance of our executive officers, including the Named Executive Officers (other than his own performance), and makes recommendations to our compensation committee with respect to base salary adjustments, target bonus opportunities, actual bonus payments, and equity awards. While our compensation committee takes these recommendations into consideration in its deliberations, it exercises its own independent judgment in approving the executive compensation of our executive officers.

Role of Compensation Consultant

For 2012, our compensation committee retained Compensia, Inc. (“Compensia”), a national compensation consulting firm, to assist it in developing and administering our executive compensation program. Pursuant to this engagement, Compensia performed the following projects for our compensation committee:

▪	assisted in the review and updating of the compensation peer group;

▪	provided compensation data for similarly-situated executive officers at our peer group companies; and

▪	updated our compensation committee on emerging trends and best practices in the area of executive compensation.

Compensia does not provide any other services to us. Compensia maintains a conflict of interest policy that is specifically designed to prevent any conflicts of interest. In addition, our compensation committee has assessed the independence of Compensia taking into account, among other things, the factors set forth in Exchange Act Rule 10C-1, and concluded that no conflict of interest exists with respect to the work that Compensia performs for our compensation committee.

Competitive Positioning

In connection with its engagement, from time to time our compensation committee directs Compensia to assist it in the review and revision of the compensation peer group. When requested, Compensia will provide our compensation committee with a recommended list of peer companies for its consideration. This recommended list consists of companies with a SaaS business model that Compensia and our compensation committee determine compete with us for talent, are in the same geographical area, and have similar revenues, market capitalization, and number of employees.

As a result of acquisitions and our revenue growth, in January 2012, our compensation committee requested that Compensia develop an updated compensation peer group for its review and consideration. Subsequently, in February 2012, our compensation committee selected the following companies as the peer group to be used as a reference source in its executive compensation deliberations in conjunction with its annual executive compensation review:

Bottomline Technologies, Inc.	NetSuite, Inc.
Constant Contact, Inc.	OpenTable, Inc.
comScore, Inc.	RealPage, Inc.
Cornerstone OnDemand, Inc	Saba Software, Inc.
Intralinks Holdings, Inc.	SolarWinds, Inc
Kenexa Corporation	Synchronoss Technologies, Inc.
Keynote Systems, Inc.	Taleo Corporation
LivePerson, Inc.	The Ultimate Software Group, Inc.
LogMeIn, Inc.	Vocus, Inc.

Following the revision of the compensation peer group, Compensia provided our compensation committee and our CEO data and analysis of the executive compensation practices of the companies included in the group.

In July 2012, as a result of our continued growth and significant changes in our market capitalization, our compensation committee requested that Compensia update the compensation peer group once again to better reflect companies with comparable financial characteristics. Following its review and consideration of the proposed compensation peer group developed by Compensia, our compensation committee selected the following companies as the peer group to be used as a reference source in its executive compensation deliberations for the remainder of the year and into 2013:

Advent Software, Inc.            LogMeIn, Inc.
Ariba, Inc.                NetSuite, Inc.
athenahealth, Inc.                OpenTable, Inc.
Concur Technologies, Inc.            Palo Alto Networks, Inc.
CoStar Group                Qlik Technologies, Inc.
ExactTarget, Inc.                RealPage, Inc.
Fortinet, Inc.                SolarWinds, Inc.
Guidewire Software, Inc.            Sourcefire, Inc.
Jive Software, Inc.            Splunk, Inc.
LinkedIn Corporation            SS&C Technologies Holdings, Inc.
LivePerson, Inc.                The Ultimate Software Group, Inc.

Elements of Executive Compensation

The compensation program for our executive officers, including the Named Executive Officers, consists of three principal components:

▪	base salary;

▪	performance-based and discretionary bonuses; and

▪	equity incentives in the form of options to purchase shares of our common stock and RSU awards.

Base Salary

The initial base salaries of our executive officers, including the Named Executive Officers, were established through arm's-length negotiation at the time the individual was hired, taking into account his or her qualifications, experience, the scope of his or her responsibilities, the competitive market compensation paid by other companies for similar positions within the industry, and the base salaries of our other executive officers.

Thereafter, the base salaries of our executive officers, including the Named Executive Officers, are reviewed annually, typically in connection with our annual performance review process, and adjusted from time to time to realign them with market levels after taking into account individual responsibilities, performance, and experience. In making decisions regarding base salary adjustments, our compensation committee may also draw upon information from the compensation peer group. Our compensation committee does not apply specific formulas to determine base salary adjustments, although it may set future adjustments as a percentage of an executive officer's then-current base salary.

Our compensation committee determined to maintain the base salaries of the Named Executive Officers for 2012 at their 2011 levels. The base salaries paid to the Named Executive Officers for 2012 are set forth in “2012 Summary Compensation Table” below.

Cash Bonuses

We provide our executive officers, including the Named Executive Officers, with the opportunity to earn cash bonuses to encourage the achievement of corporate and individual objectives and to reward those individuals who significantly impact our corporate results. Our compensation committee determines and approves our cash bonus decisions. For 2012, our compensation committee adopted a bonus plan providing an opportunity for certain key employees, including our executive officers, to earn quarterly cash bonuses.

Under the 2012 bonus plan, each of the Named Executive Officers was eligible to receive a quarterly bonus as follows:

Named Executive Officer	Quarterly Bonus Target	Aggregate Quarterly Bonus Target
Mr. Slootman	$75,000	$300,000
Mr. Luddy	$75,000	$300,000
Mr. Scarpelli	$43,750	$175,000
Mr. Josefsberg	$33,750	$135,000
Mr. Schneider	$62,500	$250,000

For purposes of the 2012 bonus plan, our compensation committee selected the target increase in annual contract value (“ACV,”) as set forth in our annual operating plan as the performance measure upon which bonus payments would be based. Our compensation committee selected increase in ACV as the appropriate corporate performance measure for the bonus plan since, in its view, it was the best indicator of our successful execution of our annual operating plan as we began to aggressively grow our business, as well as a measure of our ability to build a consistent revenue stream.

Our compensation committee believed that achieving the target levels for this performance measure would require a focused and consistent effort by our executive officers throughout 2012.

For purposes of the 2012 bonus plan, our executive officers were eligible to receive a cash bonus payment each quarter to the extent that we achieved at least 80% of the target ACV level for such quarter up to achievement of 100% of the target ACV level for such quarter, with payments being made between 80% and 100% achievement on a linear basis. No payment was to be made if the achievement during a quarter was below 80% of the target ACV level for such quarter. In the event that the achievement during a quarter exceeded 100% of the target ACV level for such quarter, an additional payment would be made equal to 2% of the quarterly bonus target for each percentage point above the 100% target ACV level.

Our actual performance against the relevant target level, as well as the determination of the amount to be received by each executive officer, were determined by our compensation committee after taking into consideration the recommendations of our CEO (other than with respect to his own quarterly bonus) and subject to the discretion of our compensation committee to adjust any payout based on individual performance and or corporate financial considerations.

The following table provides information regarding the quarterly bonus awards earned by the Named Executive Officers during 2012:

Named Executive Officer	Performance Period	Target Quarterly Bonus	Target Performance Level Achievement	Actual Quarterly Bonus
Mr. Slootman	First Quarter	$75,000	98.6%	$74,575
	Second Quarter	$75,000	72.3%	$54,215
	Third Quarter	$75,000	52.8%	$39,589
	Fourth Quarter	$75,000	140.2%	$105,169
	Total 2012			$273,548

Mr. Luddy	First Quarter	$75.000	98.6%	$74,575
	Second Quarter	$75,000	72.3%	$54,215
	Third Quarter	$75,000	52.8%	$39,589
	Fourth Quarter	$75,000	140.2%	$105,169
	Total 2012			$273,548

Mr. Scarpelli	First Quarter	$43,750	98.6%	$43,502
	Second Quarter	$43,750	72.3%	$31,625
	Third Quarter	$43,750	52.8%	$23,094
	Fourth Quarter	$43,750	140.2%	$61,348
	Total 2012			$159,569

Mr. Josefsberg	First Quarter	$33,750	98.6%	$33,559
	Second Quarter	$33,750	72.3%	$24,397
	Third Quarter	$33,750	52.8%	$17,815
	Fourth Quarter	$33,750	140.2%	$47,326
	Total 2012			$123,097

Mr. Schneider	First Quarter	$62,500	98.6%	$62.146
	Second Quarter	$62,500	72.3%	$45,179
	Third Quarter	$62,500	52.8%	$32,991
	Fourth Quarter	$62,500	140.2%	$87,641
	Total 2012			$227,957

The aggregate cash bonuses earned by the Named Executive Officers for 2012 are set forth in “2012 Summary Compensation Table” below.

Equity Compensation

We use equity awards to motivate and reward our executive officers, including the Named Executive Officers, for long-term corporate performance based on the value of our common stock and, thereby, to align the interests of our executive officers with those of our stockholders. Before March 2012, these equity awards had been granted solely in the form of options to purchase shares of our common stock. We believe that stock options, when granted with exercise prices equal to the fair market value of our common stock on the date of grant, provide an appropriate long-term incentive for our executive officers, because the stock options reward them only to the extent that our stock price grows and stockholders realize value following their grant date.

Historically, the size and form of the initial equity awards for our executive officers were established through arm's-length negotiation at the time the individual was hired. In making these awards, our compensation committee considered, among other things, the prospective role and responsibility of the individual executive, competitive factors, the cash compensation to be received by the executive officer, and the need to create a meaningful opportunity for reward predicated on the creation of long-term stockholder value.

In March 2012, our compensation committee approved the grant to Mr. Luddy of an RSU award to purchase 1 million shares of our common stock, with a four-year time-based vesting schedule. Our compensation committee believed that this award would create a meaningful retention incentive, as Mr. Luddy's other equity ownership in our company was already fully vested. This RSU award is discussed in more detail in “2012 Grants of Plan-Based Awards Table” below.

     Equity Award Grant Policy

Each of the stock options granted to our employees is granted with an exercise price that is equal to the fair market value of our common stock on the date of grant. The stock options granted to our executive officers typically vest either (i) over four years, with one quarter of the shares subject to the option vesting on the first anniversary of the vesting commencement date and the remaining shares subject to the option vesting in equal monthly installments thereafter over three years, or (ii) over four years in equal monthly installments. Generally, stock options have a 10-year term. The RSU awards granted to our executive officers typically vest over four years, with one quarter of the shares subject to the RSU vesting on each anniversary of the vesting commencement date.

We do not have any program, plan or obligation that requires us to grant equity compensation on specified dates. However, we typically grant equity awards on the 7th day of each month. We do not make equity awards in connection with the release or withholding of material non-public information.

The equity awards granted to the Named Executive Officers during 2012 are set forth in “2012 Summary Compensation Table” and “2012 Grants of Plan-Based Awards Table” below.

Welfare and Other Employee Benefits

We have established a tax-qualified retirement plan under Section 401(k) of the Code for all our U.S. employees, including our executive officers, who satisfy certain eligibility requirements, including requirements relating to age and length of service. We currently do not match any contributions made to the plan by our employees, including executive officers. We intend for the plan to qualify under Section 401(a) of the Code so that contributions by employees to the plan, and income earned on plan contributions, are not taxable to employees until withdrawn from the plan.

In addition, we provide other benefits to our executive officers on the same basis as all of our full-time employees. These benefits include health, dental and vision benefits, health and dependent care flexible spending accounts, short-term and long-term disability insurance, accidental death and dismemberment insurance, and basic life insurance coverage.

We design our employee benefits programs to be affordable and competitive in relation to the market, as well as compliant with applicable laws and practices. We adjust our employee benefits programs as needed based upon regular monitoring of applicable laws and practices, the competitive market and our employees' needs.

Perquisites and Other Personal Benefits

To promote the health of our executive officers, we reimburse our executive officers for the actual cost of an annual physical health exam up to $5,000 per year. None of our executive officers requested a reimbursement during 2012. While we typically do not provide any other perquisites or other personal benefits to our executive officers, in 2012, we paid $39,066 in legal expenses on behalf of Mr. Luddy, which he incurred in connection with the sale of his shares in our initial public offering. In 2012, we also provided limited perquisites and personal benefits, including tax gross-ups, to certain of our executive officers in connection with such executive officers'

attendance at a company-sponsored trip. The incremental cost to us for providing these perquisites and personal benefits is reflected in the Summary Compensation Table below. In the future, we may provide additional perquisites or other personal benefits in limited circumstances, such as where we believe it is appropriate to assist an individual executive officer in the performance of his or her duties, to make our executive officers more efficient and effective, and for recruitment, motivation or retention purposes. We do not expect that these perquisites or other personal benefits will be a significant aspect of our executive compensation program. All future practices with respect to perquisites or other personal benefits will be approved and subject to periodic review by our compensation committee.

Employment Agreements

We have entered into employment agreements with our CEO and the other current Named Executive Officers (other than Mr. Luddy). Each of these arrangements provides for “at will” employment and sets forth the initial terms and conditions of employment of each executive officer, including base salary, target annual bonus opportunity, standard employee benefit plan participation, a recommendation for an initial stock option grant, opportunities for post-employment compensation and vesting acceleration terms. These offers of employment were each subject to execution of a standard proprietary information and invention agreement and proof of identity and work eligibility in the United States.

Each of these arrangements was approved on our behalf by our compensation committee or our board of directors at the recommendation of our compensation committee. We believe that these arrangements were necessary to induce these individuals to forego other employment opportunities or leave their current employer for the uncertainty of a demanding position in a new and unfamiliar organization.

In filling our executive positions, our compensation committee was aware that, in some situations, it would be necessary to recruit candidates with the requisite experience and skills to manage a growing business in a unique market niche. Accordingly, it recognized that it would need to develop competitive compensation packages to attract qualified candidates in a dynamic labor market. At the same time, our compensation committee was sensitive to the need to integrate new executive officers into the executive compensation structure that it was seeking to develop, balancing both competitive and internal equity considerations.

For a summary of the material terms and conditions of these employment arrangements, see “Employment Arrangements” below.

Post-Employment Compensation

The employment agreements of our CEO and Messrs. Scarpelli, Josefsberg and Schneider provide for certain protection in the event of their termination of employment under specified circumstances, including following a change in control of our company. We believe that these protections were necessary to induce these individuals to forego other opportunities or leave their current employment for the uncertainty of a demanding position in a new and unfamiliar organization. We also believe that these arrangements serve our executive retention objectives by helping these Named Executive Officers maintain continued focus and dedication to their responsibilities to maximize stockholder value, including in the event that there is a potential transaction that could involve a change in control of our company. The terms of these arrangements were determined by our compensation committee following an analysis of relevant market data for other companies with whom we compete for executive talent.

For a summary of the material terms and conditions of our post-employment compensation arrangements, see “Potential Payments upon Termination or Change of Control” below.

Other Compensation Policies

Stock Ownership Guidelines

We have not implemented a policy regarding minimum stock ownership requirements for our executive officers.

Compensation Recovery Policy

Currently, we have not implemented a policy regarding retroactive adjustments to any cash or equity-based incentive compensation paid to our executive officers and other employees where the payments were predicated upon the achievement of financial results that were subsequently the subject of a financial restatement. We intend to adopt a general compensation recovery, or clawback, policy covering our annual and long-term incentive award plans and arrangements once the SEC adopts final rules implementing the requirement of Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act.

Derivatives Trading and Hedging Policy

We have adopted a policy prohibiting the trading of derivatives or the hedging of our equity securities by our employees, including our executive officers, and directors.

Tax and Accounting Considerations

Deductibility of Executive Compensation

Section 162(m) of the Code generally disallows public companies a tax deduction for federal income tax purposes for remuneration in excess of $1 million paid to the chief executive officer and each of the three other most highly-compensated executive officers (other than the chief financial officer) in any taxable year. Generally, remuneration in excess of $1 million may only be deducted if it is “performance-based compensation” within the meaning of the Code. In this regard, the compensation income realized upon the exercise of stock options granted under a stockholder-approved stock option plan generally will be deductible so long as the options are granted by a committee whose members are non-employee directors and certain other conditions are satisfied.

Since the initial public offering of our equity securities, our compensation committee takes the deductibility limit imposed by Section 162(m) into consideration in setting compensation for our executive officers. Where reasonably practicable, our compensation committee seeks to qualify the variable compensation paid to our executive officers for the “performance-based compensation” exemption from the deductibility limit. As such, in approving the amount and form of compensation for our executive officers, our compensation committee considers all elements of our cost of providing such compensation, including the potential impact of Section 162(m). Our compensation committee may, in its judgment, authorize compensation payments that do not comply with an exemption from the deductibility limit when it believes that such payments are appropriate to attract and retain executive talent.

Taxation of “Parachute” Payments

Sections 280G and 4999 of the Code provide that executive officers and directors who hold significant equity interests and certain other service providers may be subject to significant additional taxes if they receive payments or benefits in connection with a change in control of our company that exceeds certain prescribed limits, and that we (or our successor) may forfeit a deduction on the amounts subject to this additional tax. We did not provide any executive officer, including any Named Executive Officer, with a “gross-up” or other reimbursement payment for any tax liability that the executive officer might owe as a result of the application of Sections 280G or 4999 during 2012, and we have not agreed and are not otherwise obligated to provide any executive officer with such a “gross-up” or other reimbursement.

Accounting for Stock-Based Compensation

We follow Financial Accounting Standard Board Accounting Standards Codification, Topic 718 (“ASC 718”) for our stock-based compensation awards. ASC 718 requires companies to measure the compensation expense for all share-based payment awards made to employees and directors, including stock options, based on the grant date “fair value” of these awards. This calculation is performed for accounting purposes and reported in the compensation tables below, even though our executive officers and directors may never realize any value from their awards.

Leadership Development and Compensation Committee Report

The information contained in the following report of ServiceNow’s Leadership Development and Compensation Committee is not considered to be “soliciting material,” “filed” or incorporated by reference in any past or future filing by ServiceNow under the Securities Exchange Act of 1934 or the Securities Act of 1933 unless and only to the extent that ServiceNow specifically incorporates it by reference.

The leadership development and compensation committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management. Based on such review and discussions, the compensation committee has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in our annual report on Form 10-K and this proxy statement.

Submitted by the Leadership Development and Compensation Committee:

Jeffrey A. Miller (Chair)
Paul V. Barber
Douglas M. Leone

2012 Summary Compensation Table

The following table presents summary information regarding the total compensation awarded to, earned by, or paid to each of the Named Executive Officers for services rendered in all capacities for 2012, the six months ended December 31, 2011, and fiscal 2011.

Name and Principal Position	Year	Salary ($)	Bonus (1) ($)	Stock Awards (2) ($)	Option Awards (2) ($)	Non-Equity Incentive Plan Compen-sation (3) ($)	All Other Compen-sation (4) ($)	Total ($)
Frank Slootman, President and Chief Executive Officer (5)	2012	300,000	—	—	—	273,548	1,005	574,553
	*	150,000	—	—	—	116,218	—	266,218
	2011	50,000	—	—	8,527,384	37,500	—	8,614,884

Michael Scarpelli, Chief Financial Officer (6)	2012	275,000	—	—	—	159,569	360	434,929
	*	104,183	—	—	3,342,968	60,097	—	3,507,248
	2011	—	—	—	—	—	—	—

Frederic B. Luddy, Chief Product Officer (7)	2012	300,000	—	10,350,000	—	273,548	40,073	10,963,621
	*	152,500	—	—	—	116,218	2,040	270,758
	2011	330,000	91,840	—	—	300,000	3,840	725,680

Arne Josefsberg, Chief Technology Officer (8)	2012	275,000	—	—	—	123,097	360	398,457
	*	79,327	—	—	3,105,270	41,741	—	3,226,338
	2011	—	—	—	—	—	—	—

David Schneider, Senior Vice President of Worldwide Sales and Services (9)	2012	250,000	—	—	—	227,957	1,005	478,962
	*	125,000	—	—	5,069,877	96,849	—	5,291,726
	2011	18,109	—	—	—	17,123	—	35,232

___________________
*    In February 2012, we changed our fiscal year-end from June 30 to December 31. The amounts reported in this row represent the compensation awarded to, earned by, and paid to the Named Executive Officers for the six months ended December 31, 2011.
(1)    The amount reported in the Bonus column represents an annual bonus paid to Mr. Luddy.
(2)    The amounts reported in the Stock Awards and Option Awards columns represent the grant date fair value of the RSUs and options to purchase shares of our common stock granted to the Named Executive Officers, as computed in accordance with ASC 718. The assumptions used in calculating the grant date fair value of these RSUs and options reported are set forth in Note 13 to our consolidated financial statements contained in our Annual Report on Form 10-K for the year ended December 31, 2012. The amounts reported in this column exclude the impact of estimated forfeitures related to service-based vesting conditions, reflect the accounting cost for these RSUs and options, and do not correspond to the actual economic value that may be received by the Named Executive Officers from the RSUs and options.
(3)    The amounts reported in the Non-Equity Incentive Plan Compensation column represent the quarterly bonuses paid to the Named Executive Officers under the 2012 bonus plan.
(4)    The amounts reported in the All Other Compensation column include the payment of premiums for health insurance coverage under our legacy benefits program to Mr. Luddy and, in 2012, payments for (i) life insurance coverage of $360 to each of the executive officers, (ii) personal benefits, including tax gross-ups, received by each of Messrs. Slootman, Luddy and Schneider in connection with such executive officer's attendance at a company-sponsored trip in the amount of $645, $647 and $645, respectively, and (iii) legal expenses of $39,066 paid on behalf of Mr. Luddy, which he incurred in connection with the sale of his shares in our initial public offering.
(5)    Mr. Slootman became our President and Chief Executive Officer in May 2011.
(6)    Mr. Scarpelli became our Chief Financial Officer in August 2011.
(7)    Mr. Luddy served as our President and Chief Executive Officer until May 2011, at which time he was appointed our Chief Product Officer.
(8)    Mr. Josefsberg became our Chief Technology Officer in September 2011.
(9)    Mr. Schneider became our Senior Vice President of Worldwide Sales and Services in June 2011. The amount reported under Option Awards for the period from June 30 to December 31, 2011 represents the fair value of the option award that Mr. Schneider became eligible to earn following the determination as to our achievement of our worldwide sales goal for the twelve months ending June 30, 2012.

2012 Grants of Plan-Based Awards Table

The following table presents, for each of the Named Executive Officers, information concerning each grant of a cash or equity award made during 2012. This information supplements the information about these awards set forth in “Summary Compensation Table.”

Named Executive Officer	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards (Target) ($)(1)	Estimated Future Payouts Under Non-Equity Incentive Plan Awards (Maximum) ($)	All Other Stock Awards, Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/sh)	Grant Date Fair Value of Stock and Option Awards ($) (3)
Mr. Slootman		273,548		—	—	—	—
Mr. Scarpelli		159,569		—	—	—	—
Mr. Luddy	3/20/2012	—		1,000,000 (2)	—	—	10,350,000
		273,548		—	—	—	—

Mr. Josefsberg		123,097		—	—	—	—
Mr. Schneider		227,957		—	—	—	—
______________________
(1)    Represents the awards earned under our 2012 bonus plan.

(2)    In March 2012, our compensation committee approved the grant to Mr. Luddy of an RSU award to purchase 1 million shares of our common stock, with a four-year time-based vesting schedule. One quarter of these RSUs have vested, but have not yet settled. As they vest, each portion of the RSU awards may be settled at any time prior to March 15 of the calendar year following the vesting date, during an open trading window under our Insider Trading Policy, as determined by our compensation committee.

(3)    The amounts reported in this column represent the grant date fair value of the RSU awards granted to the Named Executive Officers, as computed in accordance with ASC 718. The assumptions used in calculating the grant date fair value of these RSU awards are set forth in Note 13 to our consolidated financial statements contained in our Annual Report on Form 10-K for the year ended December 31, 2012. The amounts reported in this column exclude the impact of estimated forfeitures related to service-based vesting conditions, reflect the accounting cost for these options, and do not correspond to the actual economic value that may be received by the Named Executive Officers from the RSUs.

2012 Outstanding Equity Awards at Fiscal Year-End Table

The following table presents, for each of the Named Executive Officers, information regarding outstanding stock options and other equity awards held as of December 31, 2012.

Name	Option Awards - Number of Securities Underlying Unexercised Options Exercisable (#) (1)	Option Awards - Option Exercise Price ($)	Option Awards -- Option Expiration Date	Stock Awards -- Number of Shares or Units of Stock That Have Not Vested (#)	Stock Awards -- Market Value of Shares or Units of Stock That Have Not Vested ($)
Mr. Slootman	6,350,456 (2)	2.60	5/6/2021
Mr. Scarpelli	1,379,044 (2)	3.00	8/15/2021
Mr. Luddy	240,000 (3)	0.34	9/9/2019	1,000,000 (4)	30,030,000
Mr. Josefsberg	1,350,000 (2)	3.00	9/22/2021
Mr. Schneider	1,379,044 (2)	3.00	7/22/2021
	243,744 (2) (5)	3.00	9/9/2021

_____________________
(1)    All of the outstanding equity awards described in the table were granted under our 2005 Stock Plan.
(2)    These stock options are immediately exercisable in full, subject to a right of repurchase in our favor, which lapses as the shares of our common stock underlying the option vests. The option shares vest over a four-year period as follows: 25% of the shares of our common stock underlying the options vest on the first anniversary of the individual's employment commencement date and, thereafter, the remaining shares of our common stock underlying the options vest in 36 equal monthly installments over the next three years provided that the named executive officer continues to be employed by or otherwise provides services to our company. In addition, the vesting of these stock options may be accelerated in the event of a change in control of our company as provided in the named executive officer's employment agreement.
(3)    This stock option is immediately exercisable in full, subject to a right of repurchase in our favor which lapses as the shares of our common stock underlying the option vest. The option shares vest over a four-year period as follows: 1/48th of the shares of our common stock underlying the option vest on the first day of each month following July 1, 2009, provided that he continues to be employed by or otherwise provides services to our company on each such vesting date. In addition, the vesting of 100% of the option shares would have been accelerated had a change in control of our company occurred before July 1, 2010.
(4)    This RSU award vests over four years at the rate of 1/4th of the shares of our common stock underlying the award on each anniversary of the date of grant.
(5)    The vesting of this option was subject to an initial determination by our compensation committee as to our achievement of our worldwide sales goal for the twelve months ending June 30, 2012. The worldwide sales goal was achieved at the 97.675% level, and therefore 97.675% of the original 275,808 shares subject to this option will vest on a monthly basis over 48 months commencing on Mr. Schneider's date of hire.

2012 Option Exercises and Stock Vested Table

For each of the Named Executive Officers, no shares of our common stock were acquired upon the exercise of stock options during 2012.
Pension Benefits

We did not sponsor any defined benefit pension or other actuarial plan for our executive officers during 2012.

Nonqualified Deferred Compensation

We did not maintain any nonqualified defined contribution or other deferred compensation plans or arrangements for our executive officers during 2012.
Employment Arrangements

We have entered into employment agreements with each of the Named Executive Officers (other than Mr. Luddy) in connection with his commencement of employment with us. Each of these arrangements was negotiated on our behalf by our compensation committee or our CEO.

Typically, these arrangements provides for “at will” employment and sets forth the initial terms and conditions of employment of each executive officer, including base salary, target annual bonus opportunity, standard employee benefit plan participation, a recommendation for an initial stock option grant, opportunities for post-employment compensation, and vesting acceleration terms. These offers of employment were each subject to execution of a standard proprietary information and invention agreement and proof of identity and work eligibility in the United States.

Mr. Slootman

On May 2, 2011, Mr. Slootman joined us as our CEO. In hiring Mr. Slootman, our board of directors approved an employment agreement with a period of three years, setting forth the principal terms and conditions of his employment, including an initial annual base salary of $300,000 (subject to review by our compensation committee at least annually), a target annual cash bonus opportunity of $300,000 (based on his performance relative to one or more performance objectives established each year by our compensation committee), and, subject to the approval of our board of directors, a time-based stock option award to purchase 6,550,456 shares of our common stock. His stock option is described in more detail in “2012 Grants of Plan-Based Awards Table” above.

Mr. Scarpelli

On August 15, 2011, Mr. Scarpelli joined us as our Chief Financial Officer. In hiring Mr. Scarpelli, our board of directors approved an employment agreement with a period of three years, setting forth the principal terms and conditions of his employment, including an initial annual base salary of $275,000 (subject to review by our CEO and our compensation committee at least annually), a target annual cash bonus opportunity of $175,000 (based on his performance relative to one or more performance objectives established each year by our CEO and our compensation committee), subject to the approval of our board of directors, a time-based stock option award to purchase 1,379,044 shares of our common stock, and subject to the approval of our board of directors, a fully-vested stock option award to purchase 275,808 shares of our common stock. These stock options are described in more detail in “2012 Grants of Plan-Based Awards Table” above.

Mr. Josefsberg

On September 19, 2011, Mr. Josefsberg joined us as our Chief Technology Officer. In hiring Mr. Josefsberg, our board of directors approved an employment agreement with a period of three years, setting forth the principal terms and conditions of his employment, including an initial annual base salary of $275,000 (subject to review by our CEO and our compensation committee at least annually), a target annual cash bonus opportunity of $135,000 (based on his performance relative to one or more performance objectives established each year by our CEO and our compensation committee), subject to the approval of our board of directors, a time-based stock option award to purchase 1,350,000 shares of our common stock. This stock option is described in more detail in “2012 Grants of Plan-Based Awards Table” above.

Mr. Schneider

On June 6, 2011, Mr. Schneider joined us as our Senior Vice President of Sales. In hiring Mr. Schneider, our board of directors approved an employment agreement with a period of three years, setting forth the principal terms and conditions of his employment, including an initial annual base salary of $250,000 (subject to review by our CEO and our compensation committee at least annually), a target annual cash bonus opportunity of $250,000 (based on his performance relative to one or more performance objectives established each year by our CEO and our compensation committee), subject to the approval of our board of directors, a time-based stock option award to purchase 1,379,044 shares of our common stock, and subject to the approval of our board of directors, a performance-based stock option award to purchase 275,808 shares of our common stock. These stock options are described in more detail in “2012 Grants of Plan-Based Awards Table” above.

In the case of the Named Executive Officers (other than Mr. Luddy), their employment agreements also contain provisions that provide for certain payments and benefits in the event of certain terminations of employment, including a termination of employment following a change in control of our company. For a summary of the material terms and conditions of these provisions, as well as an estimate of the potential payments and benefits payable to these named executive officers under their employment arrangements, see “Potential Payments upon Termination or Change in Control” below.

Potential Payments upon Termination or Change in Control

The Named Executive Officers (other than Mr. Luddy) are eligible to receive certain severance payments and benefits in connection with a termination of employment under various circumstances, including following a change in control of our company. The estimated potential severance payments and benefits payable to the Named Executive Officers in the event of termination of employment as of December 31, 2012 pursuant to their employment agreements or stock option agreements, as applicable, are described below.

The actual amounts that would be paid or distributed to an eligible Named Executive Officer as a result of a termination of employment occurring in the future may be different than those presented below as many factors will affect the amount of any payments and benefits upon a termination of employment. For example, some of the factors that could affect the amounts payable include our Named Executive Officer's base salary and the market price of our common stock. Although we have entered into a written agreement to provide severance payments and benefits in connection with a termination of employment under particular circumstances, we, or an acquirer, may mutually agree with the Named Executive Officers to provide payments and benefits on terms that vary from those currently contemplated. In addition to the amounts presented below, each Named Executive Officer would also be able to exercise any previously-vested stock options that he held. For more information about the Named Executive Officers' outstanding equity awards as of December 31, 2012, see “2012 Outstanding Equity Awards at Fiscal Year-End Table” above. Finally, the Named Executive Officers are eligible to receive any benefits accrued under our broad-based benefit plans, such as accrued vacation pay, in accordance with those plans and policies.

Involuntary Termination of Employment-Cash Severance

In the event of an involuntary termination of employment (a termination of employment by us without “cause” (as defined in the relevant employment agreement or employment offer letter)) or by the Named Executive Officer for “good reason” (as defined in the relevant employment agreement or employment offer letter) at any time other than during the period that begins three months prior to and ends 12 months following the effective date of a change in control of our company (as defined in the relevant employment agreement or employment offer letter) (the “Change of Control Period”), the Named Executive Officers are eligible to receive the following payments and benefits:

▪	his then-annual base salary for a period of six months (12 months in the case of our CEO) from the date of termination;

▪
any portion of his annual target bonus opportunity which he would have received had he been employed on the last day of the fiscal year in which the termination of employment occurs pro-rated for a six-month period (12 months in the case of our CEO); and

▪
health insurance premiums for himself and his eligible dependents under our group health insurance plans as provided under the Consolidated Omnibus Budget Reconciliation Act, or COBRA, until the earliest of (i) the close of the six-month period (12 months in the case of our CEO) commencing on the date of his termination of employment, (ii) the expiration of his eligibility for continued coverage under COBRA, or (iii) the date when he becomes eligible for substantially equivalent health insurance coverage in connection with new employment or self-employment.

The receipt of any termination-based payments or benefits is subject to the Named Executive Officer executing (and not subsequently revoking) a waiver and release of claims in our favor and his continued compliance during the period in which he is receiving severance payments and benefits with certain post-termination non-solicitation and non-disparagement covenants.

Involuntary Termination of Employment in Connection with a Change in Control-Cash Severance

In the event of an involuntary termination of employment (a termination of employment by us without “cause” or by the Named Executive Officer for “good reason”) during the Change in Control Period, the Named Executive Officers are eligible to receive the following payments and benefits:

▪	a lump-sum payment equal to his then-annual base salary for a period of six months (12 months in the case of our CEO) from the date of termination;

▪	his annual target bonus opportunity without regard to achievement of any corporate performance goals; and

▪
health insurance premiums for himself and his eligible dependents under our group health insurance plans as provided under COBRA until the earliest of (i) the close of the six-month period (12 months in the case of our CEO) commencing on the date of his termination of employment, (ii) the expiration of his eligibility for continued coverage under COBRA or (iii) the date when he becomes eligible for substantially equivalent health insurance coverage in connection with new employment or self-employment.

The receipt of any termination-based payments or benefits is subject to the Named Executive Officer executing (and not subsequently revoking) a waiver and release of claims in favor of us and continued compliance during the period in which he is receiving severance payments and benefits with certain post-termination non-solicitation and non-disparagement covenants.

Outstanding Equity Awards

In the event of a change in control of our company, 100% of the total number of shares of our common stock subject to outstanding and unvested equity awards held by the Named Executive Officers (other than Mr. Luddy) will immediately vest.

In addition, in the event of an involuntary termination of employment (a termination of employment by us without “cause” or by the Named Executive Officer for “good reason”) or if we terminate his employment following a material adverse change in his title or reporting relationships without his consent, the outstanding equity awards of the Named Executive Officers (other than Mr. Luddy) will be subject to accelerated vesting as follows:

▪
in the case of our CEO, 12.5% of the total number of shares of our common stock subject to outstanding equity awards will immediately vest if termination of employment occurs outside of the Change in Control Period; or

▪	100% of the then-unvested shares of our common stock subject to outstanding equity awards will immediately vest if termination of employment occurs during the Change in Control Period.

In the event of a change in control of our company, 25% of the total number of shares of our common stock subject to outstanding options held by Mr. Luddy will immediately vest.

Excise Taxes

Any payment or benefit provided under his employment agreement (in the case of our CEO) or his employment offer letter (in the case of the other Named Executive Officers) in connection with a change in control of our company may be subject to an excise tax under Section 4999 of the Code. These payments and benefits also may not be eligible for a federal income tax deduction pursuant to Section 280G of the Code. If any of these payments or benefits are subject to the excise tax, they may be reduced to provide the affected Named Executive Officer with the best after-tax result. Specifically, he will receive either a reduced amount so that the excise tax is not triggered, or he will receive the full amount of the payments and benefits and then be personally liable for any excise tax.

Death Benefits

In the event of a termination by reason of death, all of our employees, including the Named Executive Officers, are eligible to receive the following payments and benefits:

▪	a lump-sum payment equal to his or her then-annual base salary for a period of six months from the date of death;

▪
health insurance premiums for the employee's eligible dependents under our group health insurance plans as provided under COBRA (or similar programs for employees based outside of the U.S.) for twelve months following the date of the employee's death; and

▪
the immediate vesting of the employee's then-unvested shares of our common stock subject to outstanding equity awards, up to maximum value of $500,000, calculated as the fair market value per share minus the exercise price per share, multiplied by the number of shares being accelerated.

Potential Payments upon Termination or Change in Control Table

The following table sets forth the estimated payments that would be received by the Named Executive Officers upon a change in control of our company, upon a termination of employment without cause or following a resignation for good reason, or in the event of a termination of employment without cause or following a resignation for good reason in connection with a change in control in our company. The table below reflects amounts payable to the Named Executive Officers assuming that, if applicable, their employment was terminated on December 31, 2012 and, if applicable, a change in control of our company also occurred on that date.

	Change of Control Alone	Upon Termination without Cause or Resignation for Good Reason- No Change in Control				Upon Termination without Cause or Resignation for Good Reason- Change in Control
Name	Value of Accelerated Vesting ($) (1)	Cash Severance ($)	Contin-uation of Medical Benefits ($)	Value of Accelerated Vesting ($) (1)	Total ($)	Cash Severance ($)	Contin-uation of Medical Benefits ($)	Value of Accelerated Vesting ($) (1)	Total ($)
Mr. Slootman	108,556,090	600,000	15,368	21,774,126	22,389,494	600,000	15,368	108,556,090	109,171,458
Mr. Scarpelli	24,850,355	225,000	10,068	—	235,068	312,500	10,068	24,850,355	25,172,923
Mr. Luddy	1,039,017	—	—	—	—	—	—	1,039,017	1,039,017
Mr. Josefsberg	25,087,219	205,000	10,068	—	215,068	272,500	10,068	25,087,219	25,369,787
Mr. Schneider	27,414,961	250,000	10,068	—	260,068	375,000	10,068	27,414,961	27,800,029
_____________________

(1)    The value of accelerated vesting is calculated based on the closing price of our common stock on the New York Stock Exchange as of December 31, 2012 ($30.03) less, if applicable, the exercise price of each outstanding stock option.

Potential Payments upon Involuntary Termination by Reason of Death Table

The following table sets forth the estimated payments that would be received by the Named Executive Officers upon an involuntary termination by reason of such executive's death. The table below reflects amounts payable to the Named Executive Officers assuming that the termination occurred on December 31, 2012.

	Upon Involuntary Termination by Reason of Death
Name	Cash Severance ($)	Continuation of Medical Benefits ($)	Value of Accelerated Vesting ($) (1)	Total ($)
Mr. Slootman	150,000	6,508	500,000	656,508
Mr. Scarpelli	137,500	11,840	500,000	649,340
Mr. Luddy	150,000	11,840	500,000	661,840
Mr. Josefsberg	137,500	11,840	500,000	649,340
Mr. Schneider	125,000	11,840	500,000	636,840
_____________________

(1)    The value of accelerated vesting is calculated based on the closing price of our common stock on the New York Stock Exchange as of December 31, 2012 ($30.03) less, if applicable, the exercise price of each outstanding stock option, capped at a maximum of $500,000.

TRANSACTIONS WITH RELATED PARTIES, FOUNDERS AND CONTROL PERSONS

In addition to the executive officer and director compensation arrangements discussed above under “Executive Compensation,” the following is a description of transactions since January 1, 2012 to which we have been a participant, in which the amount involved in the transaction exceeds or will exceed $120,000 and in which any of our directors, executive officers or holders of more than 5% of our capital stock, or any immediate family member of, or person sharing the household with, any of these individuals, had or will have a direct or indirect material interest or such other persons as may be required to be disclosed pursuant to Item 404 of Regulation S-K, which we refer collectively refer to as related parties.

In February 2012, we entered into a Common Stock Purchase Agreement pursuant to which we issued and sold to Greylock XIII Limited Partnership and its affiliates, or Greylock, an aggregate of 1,750,980 shares of common stock at a purchase price of $10.20 per share, for aggregate consideration of $17,859,996. In connection with this transaction, Frederic Luddy, our Chief Product Officer, also sold 700,000 shares of our common stock to Greylock at a purchase price of $10.20 per share, for aggregate consideration of $7,140,000. We waived our right of first refusal in order to allow Mr. Luddy to complete this sale to Greylock.

We paid $39,066 of legal expenses incurred by Mr. Luddy in connection with activities relating to our initial public offering.

We paid $342,080 of legal expenses incurred by stockholders affiliated with JMI Equity in connection with activities relating to our public offerings of shares.

Review, Approval or Ratification of Transactions with Related Parties

The charter of our audit committee requires that any transaction with a related party that must be reported under applicable rules of the SEC, other than compensation related matters, must be reviewed and approved or ratified by our audit committee. The audit committee has adopted a related party transactions policy to set forth the procedures for the identification, review, consideration and approval or ratification of these transactions, and a copy of such policy is posted on our website.

REPORT OF THE AUDIT COMMITTEE

The information contained in the following report of ServiceNow’s Audit Committee is not considered to be “soliciting material,” “filed” or incorporated by reference in any past or future filing by ServiceNow under the Securities Exchange Act of 1934 or the Securities Act of 1933 unless and only to the extent that ServiceNow specifically incorporates it by reference.

Role of the Audit Committee
The audit committee operates under a written charter adopted by our board of directors, which provides that its functions include the oversight of the quality of our financial reports and other financial information including reviewing critical accounting policies and estimates and the application of U.S. generally accepted accounting principles, reviewing our compliance with legal and regulatory requirements, and the appointment, compensation and oversight of our independent registered public accounting firm, PricewaterhouseCoopers LLP (the “Independent Auditor”), including reviewing their independence, reviewing and approving the planned scope of the annual audit, reviewing and pre-approving any non-audit services that may be performed by the Independent Auditor, and reviewing with management and the Independent Auditor the adequacy of our internal financial controls. A more detailed description of the functions and responsibilities of the audit committee can be found in ServiceNow's Audit Committee Charter, published on the corporate governance section of ServiceNow's website at http://investors.servicenow.com/.
The audit committee oversees our financial reporting process on behalf of the board of directors. Management is responsible for our internal controls, financial reporting process, selection of accounting principles, determination of estimates and compliance with laws, regulations and ethical business conduct. The Independent Auditor is responsible for expressing an opinion as to the conformity of our consolidated financial statements with generally accepted accounting principles.
Review of Audited Financial Statements for the Year ended December 31, 2012
The Audit Committee has reviewed and discussed with ServiceNow’s management and PricewaterhouseCoopers LLP the audited consolidated financial statements of ServiceNow for the year ended December 31, 2012. The Audit Committee has also discussed with

PricewaterhouseCoopers LLP the matters required to be discussed by SAS No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T.
The Audit Committee has received and reviewed the written disclosures and the letter from PricewaterhouseCoopers LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence, and has discussed with PricewaterhouseCoopers LLP its independence from ServiceNow.
Based on the review and discussions referred to above, the Audit Committee recommended to the board of directors that the audited consolidated financial statements be included in ServiceNow’s annual report on Form 10-K for the year ended December 31, 2012 for filing with the Securities and Exchange Commission.
Submitted by the Audit Committee
Ronald E. F. Codd, Chair
Jeffrey A. Miller
William L. Strauss

ADDITIONAL INFORMATION

Stockholder Proposals to be Presented at Next Annual Meeting

ServiceNow’s bylaws provide that, for stockholder nominations to the Board or other proposals to be considered at an annual meeting, the stockholder must give timely notice thereof in writing to the Corporate Secretary at ServiceNow Inc., 4810 Eastgate Mall, San Diego, California 92121, Attn: Corporate Secretary.

To be timely for the 2014 annual meeting, a stockholder’s notice must be delivered to or mailed and received by our Corporate Secretary at the principal executive offices of ServiceNow not earlier than 5:00 p.m. Pacific Time on December 25, 2013 and not later than 5:00 p.m. Pacific Time on January 24, 2014. A stockholder’s notice to the Corporate Secretary must set forth as to each matter the stockholder proposes to bring before the annual meeting the information required by ServiceNow’s bylaws.

Stockholder proposals submitted pursuant to Rule 14a-8 under the Exchange Act and intended to be presented at ServiceNow’s 2014 annual meeting must be received by the Company not later than December 10, 2013 in order to be considered for inclusion in ServiceNow’s proxy materials for that meeting.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires ServiceNow’s directors, executive officers and any persons who own more than 10% of ServiceNow’s common stock, to file initial reports of ownership and reports of changes in ownership with the SEC. Such persons are required by SEC regulation to furnish ServiceNow with copies of all Section 16(a) forms that they file. Based solely on its review of the copies of such forms furnished to ServiceNow and written representations from the directors and executive officers, ServiceNow believes that all Section 16(a) filing requirements were timely met in 2012, except with respect to the inadvertent failure to timely file a report on Form 4 upon the satisfaction of the performance criteria of an employee stock option to purchase 243,744 of ServiceNow’s common stock on July 31, 2012 by David Schneider. A Form 4 was filed late to report this event.

Available Information

ServiceNow will mail without charge, upon written request, a copy of ServiceNow’s annual report on Form 10-K for the year ended December 31, 2012, including the financial statements and list of exhibits, and any exhibit specifically requested. Requests should be sent to:

Investor Relations
ServiceNow, Inc.
4810 Eastgate Mall
San Diego, California 92121

The Annual Report is also available on the Investor Relations section of our website, which is located at http://investors.servicenow.com. Please help us reduce the impact on the environment and reduce our administrative costs by taking advantage of this method of obtaining our Annual Report.

“Householding” — Stockholders Sharing the Same Last Name and Address

The SEC has adopted rules that permit companies and intermediaries (such as brokers) to implement a delivery procedure called “householding.” Under this procedure, multiple stockholders who reside at the same address may receive a single copy of our annual report and proxy materials, including the Notice of Internet Availability, unless the affected stockholder has provided contrary instructions. This procedure reduces printing costs and postage fees, and helps protect the environment as well.

This year, a number of brokers with account holders who are ServiceNow stockholders will be “householding” our annual report and proxy materials, including the Notice of Internet Availability. A single Notice of Internet Availability and, if applicable, a single set of annual report and other proxy materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that it will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent.

Stockholders may revoke their consent at any time by contacting Computershare, either by calling toll-free (877) 373-6374, or by writing to Computershare, Householding Department, P.O. Box 43078, Providence, RI, 02940-3078.

Upon written or oral request, ServiceNow will promptly deliver a separate copy of the Notice of Internet Availability and, if applicable, annual report and other proxy materials to any stockholder at a shared address to which a single copy of any of those documents was delivered. To receive a separate copy of the Notice of Internet Availability and, if applicable, annual report and other proxy materials, you may write or call ServiceNow’s Investor Relations department at 4810 Eastgate Mall, San Diego California 92121, Attn: Investor Relations, telephone number (858) 720-0477.

Any stockholders who share the same address and currently receive multiple copies of ServiceNow’s Notice of Internet Availability or annual report and other proxy materials who wish to receive only one copy in the future can contact their bank, broker or other holder of record to request information about householding or ServiceNow’s Investor Relations department at the address or telephone number listed above.

OTHER MATTERS

The board of directors does not presently intend to bring any other business before the meeting and, so far as is known to the board of directors, no matters are to be brought before the meeting except as specified in the notice of the meeting. As to any business that may arise and properly come before the meeting, however, it is intended that proxies, in the form enclosed, will be voted in respect thereof in accordance with the judgment of the persons voting such proxies.

*** Exercise Your *Right* to Vote ***

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to Be Held on June 6, 2013.

SERVICENOW, INC.

SERVICENOW, INC.
4810 EASTGATE MALL
SAN DIEGO, CA 92121

M59849-P38635

Meeting Information

Meeting Type: Annual Meeting
For holders as of: April 8, 2013
Date: June 6, 2013 **Time:** 12:00 PM PDT
Location: Santa Clara Marriott
2700 Mission College Boulevard
Santa Clara, California 95054

You are receiving this communication because you hold shares in the company named above.

This is not a ballot. You cannot use this notice to vote these shares. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. You may view the proxy materials online at *www.proxyvote.com* or easily request a paper copy (see reverse side).

We encourage you to access and review all of the important information contained in the proxy materials before voting.

See the reverse side of this notice to obtain proxy materials and voting instructions.

Before You Vote

How to Access the Proxy Materials

Proxy Materials Available to VIEW or RECEIVE:

How to View Online:

Have the information that is printed in the box marked by the arrow → XXXX XXXX XXXX (located on the following page) and visit: *www.proxyvote.com.*

How to Request and Receive a PAPER or E-MAIL Copy:

If you want to receive a paper or e-mail copy of these documents, you must request one. There is NO charge for requesting a copy. Please choose one of the following methods to make your request:

1) *BY INTERNET*: www.proxyvote.com
2) *BY TELEPHONE*: 1-800-579-1639
3) *BY E-MAIL**: sendmaterial@proxyvote.com

* If requesting materials by e-mail, please send a blank e-mail with the information that is printed in the box marked by the arrow → XXXX XXXX XXXX (located on the following page) in the subject line.

Requests, instructions and other inquiries sent to this e-mail address will NOT be forwarded to your investment advisor. Please make the request as instructed above on or before May 23, 2013 to facilitate timely delivery.

How To Vote

Please Choose One of the Following Voting Methods

Vote In Person: You may attend the Annual Meeting of Stockholders and vote in person. A ballot will be provided to stockholders of record who attend the Annual Meeting and wish to vote in person. Many stockholder meetings have admission requirements. Please check the proxy materials available online for any special requirements for admission. For directions on how to get to the Santa Clara Marriott to attend the Annual Meeting, please contact ServiceNow's Investor Relations department at (858) 720-0477.

Vote By Internet: To vote now by Internet, go to *www.proxyvote.com.* Have the information that is printed in the box marked by the arrow → XXXX XXXX XXXX (located on the following page) available and follow the instructions.

Vote By Mail: You can vote by mail by requesting a paper copy of the materials, which will include a proxy card.

M59850-P38635

Voting Items

The Board of Directors recommends you vote FOR the following:

1. Election of Directors

   Nominees

   01) Paul V. Barber
   02) Ronald E.F. Codd
   03) Frank Slootman

The Board of Directors recommends you vote FOR proposals 2 and 3.

NOTE: The proxies may vote in their discretion upon any and all other matters that may properly come before the meeting or any adjournment thereof.

M59851-P38635

SERVICENOW, INC.
4810 EASTGATE MALL
SAN DIEGO,CA 92121

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M59827-P38635 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

SERVICENOW, INC.

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Paul V. Barber
02) Ronald E.F. Codd
03) Frank Slootman

The Board of Directors recommends you vote FOR proposals 2 and 3.

NOTE: The proxies may vote in their discretion upon any and all other matters that may properly come before the meeting or any adjournment thereof.

For address change/comments, mark here (see reverse for instructions) ☐

If you plan to attend the meeting, mark here. ☐ Yes ☐ No

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
Notice of Annual Meeting of Stockholders and Proxy Statement and the Annual Report to Stockholders are available at www.proxyvote.com.

M59828-P38635

SERVICENOW, INC.
Annual Meeting of Stockholders
June 6, 2013 12:00 PM
This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) Frank Slootman and Michael P. Scarpelli or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of SERVICENOW, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 12:00 PM, PDT on June 6, 2013, at the Santa Clara Marriott, located at 2700 Mission College Boulevard, Santa Clara, California 95054, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Address change/comments: ______________________________

____

(If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side